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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Sanmina Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SANMINA CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 11, 2013

        The Annual Meeting of Stockholders of Sanmina Corporation will be held on March 11, 2013, at 11:00 a.m., Pacific Standard Time, at Sanmina Corporation's corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect eight directors of Sanmina Corporation.

  2.
  To ratify the appointment of KPMG LLP as Sanmina Corporation's independent registered public accountants for the fiscal year ending September 28, 2013.

  3.
  To approve the reservation of 1,700,000 shares of common stock for issuance under the 2009 Incentive Plan of Sanmina Corporation.

  4.
  To approve, on an advisory (non-binding) basis, the compensation of Sanmina Corporation's named executive officers.

  5.
  To transact such other business as may properly come before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, Sanmina Corporation has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on January 18, 2013 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting. Sanmina Corporation expects to mail the Notice of Internet Availability of Proxy Materials on or about January 25, 2013.

        All stockholders are cordially invited to attend the Annual Meeting in person. You should bring a brokerage statement or other evidence of your Sanmina shareholdings for entrance to the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Any stockholder attending the Annual Meeting may vote in person even if he or she previously voted by another method.

FOR THE BOARD OF DIRECTORS

Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary

SANMINA CORPORATION
30 E. Plumeria Drive
San Jose, California 95134

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Q1:
Why am I receiving these proxy materials?

A:
The Board of Directors of Sanmina Corporation ("Sanmina," "we," "us" or "our") is providing these proxy materials to you in connection with the solicitation of proxies for use at the 2013 Annual Meeting of Stockholders to be held on Monday, March 11, 2013 at 11:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this document.

Q2:
What is the Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

  We expect to mail the Notice of Internet Availability on or about January 25, 2013, to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q3:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134. The telephone number at the meeting location is (408) 964-3500.

Q4:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of January 18, 2013. You should bring a brokerage statement or other evidence of your Sanmina shareholdings for entrance to the Annual Meeting. The meeting will begin promptly at 11:00 a.m., Pacific Standard Time.

Stock Ownership

Q5:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of Record.    If your shares are registered directly in your name with Sanmina's transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you.

  Beneficial Owners.    Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." The Notice of Internet Availability should be forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q6:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our common stock at the close of business on January 18, 2013 are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of common stock held as of January 18, 2013.

  As of the close of business on January 18, 2013, there were 82,645,862 shares of common stock outstanding and entitled to vote at the Annual Meeting held by approximately 1,520 stockholders of record.

Q7:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The presence of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they are present in person at the Annual Meeting or have properly submitted a proxy.

  Under the General Corporation Law of the State of Delaware, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Q8:
What is a broker "non-vote" and how are they counted at the Annual Meeting?

A:
A broker "non-vote" occurs if you are a beneficial owner of shares held in street name and you do not provide the organization that holds your shares with specific voting instructions. At the Annual Meeting, broker non-votes will be counted toward the presence of a quorum for the transaction of business at the meeting, but will not be counted as votes cast on any matter being voted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of any proposal being voted upon at the Annual Meeting.

Q9:
Can I vote my shares in person at the Annual Meeting?

A:
Yes. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote your shares at the Annual Meeting by following the procedures described below.

  Stockholders of Record.    Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting even if previously voted by another method.

  Beneficial Owners.    Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

  Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability and below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q10:
Can I vote my shares without attending the Annual Meeting?

A:
Yes. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting, as summarized below.

  Internet.    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 11:59 p.m., Eastern Standard Time, on March 10, 2013 or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. ("Broadridge") online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in the Broadridge program.

  Telephone.    Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

  Mail.    If you are a record holder (i.e. you own your shares directly and not through a broker), you may request a proxy card from Sanmina on which you can indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. If you hold your shares in street name, the voting instructions provided by your broker, trustee or nominee will indicate how you may vote by mail.

Q11:
How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?

A:
If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted "FOR" Proposals One, Two, Three and Four.

Q12:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place or adjournment for the purpose of soliciting additional proxies, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q13:
Can I change or revoke my vote?

A:
Yes, by following the instructions below:

  Stockholders of Record.    If you are a stockholder of record, you may change your vote by:

  •
  Delivering to Sanmina's Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or

  •
  Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  Any written notice of revocation or subsequent proxy card must be received by Sanmina's Corporate Secretary prior to the taking of the vote at the Annual Meeting.

  A stockholder of record who has voted via the Internet or by telephone may also change his or her vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Standard Time, on March 10, 2013.

  Beneficial Owners.    If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q14:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, stockholders will be asked to vote on:

  Proposal One.    The election of eight directors to hold office until the 2014 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

  Proposal Two.    The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2013; and

  Proposal Three.    The approval of the reservation of 1,700,000 shares of common stock for issuance under the 2009 Incentive Plan of Sanmina Corporation.

  Proposal Four.    The approval on an advisory (non-binding) basis of the compensation of our named executive officers.

Q15:
What is the voting requirement to approve each of the proposals and how does the Board of Directors recommend that I vote?

A:
Proposal One.    A nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Abstentions and broker non-votes do not count as "votes cast" with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Corporate Governance Guidelines, should a nominee for director fail to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the eight nominees for election as director. The Board of Directors recommends that you vote your shares "FOR" each of the eight nominees listed in Proposal One.

  Proposal Two.    The affirmative vote of a majority of the votes cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal Two.

  Proposal Three.    The affirmative vote of a majority of the votes cast is required to approve the reservation of an additional 1,700,000 shares of common stock for issuance under the 2009 Incentive Plan of Sanmina Corporation. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal Three.

  Proposal Four.    The affirmative vote of a majority of the votes cast is required to approve on an advisory (non-binding) basis the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal Four.

Q16:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Sanmina will bear all expenses of soliciting proxies. We must reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Sanmina may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q17:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce the voting results of the Annual Meeting in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the meeting date.

Stockholder Proposals and Director Nominations

Q18:
What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future stockholder meetings. All notices of proposals by stockholders should be sent to Sanmina Corporation, Attention Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134.

  Requirements for stockholder proposals to be considered for inclusion in our proxy materials.    Stockholders may present proper proposals to be considered for inclusion in Sanmina's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be considered for inclusions in the proxy statement for the 2014 Annual Meeting of Stockholders, stockholder proposals must be received by Sanmina's Corporate Secretary no later than September 27, 2013 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Requirements for stockholder proposals to be brought before an Annual Meeting of Stockholders.    In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an Annual Meeting of Stockholders, provided that the stockholders are stockholders of record when notice is given and on the record date for the determination of the stockholders entitled to vote at the Annual Meeting, even though these proposals are not included in the Annual Meeting proxy statement. To be timely for the 2014 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between November 11, 2013 and December 11, 2013. For all matters that a stockholder proposes to bring before the Annual Meeting, the notice must set forth:

  •
  a brief description of the business intended to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

  •
  the name and address, as they appear on our books, of the stockholder proposing the business, and any beneficial owner on whose behalf the stockholder is proposing the business or proposing a director nomination and any person controlling, directly or indirectly, or acting in concert with, the stockholder or beneficial owner (a "Stockholder Associated Person");

  •
  the class and number of shares of Sanmina that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina;

  •
  any material interest of the stockholder or any Stockholder Associated Person in the business intended to be brought before the Annual Meeting; and

  •
  a statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of Sanmina's voting shares required under applicable law to carry the proposal.

Additional Information

Q19:
What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:
If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q20:
How may I obtain a separate copy of the Notice of Internet Availability?

A:
If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability because some brokers and other nominee record holders may be participating in the practice of "householding," which reduces duplicate mailings and saves printing and postage costs. If your Notice of Internet Availability is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact our Investor Relations Department at (408) 964-3610 or write to us at 30 E. Plumeria Drive, San Jose, California 95134, attention: Investor Relations.

Q21:
Can I access Sanmina's proxy materials and Annual Report on Form 10-K over the Internet?

A:
Yes. All stockholders and beneficial owners will have the ability to access our proxy materials, free of charge, at www.proxyvote.com with their control number referred to in the Notice of Internet Availability. Sanmina's Annual Report on Form 10-K for the fiscal year ended September 29, 2012 is also available on the Internet as indicated in the Notice of Internet Availability.

Q22:
What is the mailing address for Sanmina's principal executive offices?

A:
Our principal executive offices are located at 30. E. Plumeria Drive, San Jose, California 95134.

  Any written requests for additional information, copies of the proxy materials and the 2012 Annual Report on Form 10-K, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to 30 E. Plumeria Drive, San Jose, California 95134, Attention Investor Relations.

            NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SANMINA SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Identification of Nominees

        Our Board of Directors (the "Board") currently consists of nine members. Current director A. Eugene Sapp, Jr. has notified Sanmina that he intends to retire at the end of his current term. As such, the Nominating and Governance Committee of the Board has nominated the eight remaining incumbent members of the Board listed below for reelection at this meeting. Additionally, the Board has adopted a resolution reducing the size of the Board to eight members, effective immediately following the Annual Meeting.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jure Sola, Neil R. Bonke, John P. Goldsberry, Joseph G. Licata, Jr., Jean Manas, Mario M. Rosati, Wayne Shortridge and Jackie M. Ward. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Nominating and Governance Committee to fill the vacancy. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the nominees listed below as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until that person's successor has been elected by the holders of the outstanding shares of Common Stock and qualified, or until his or her earlier death, resignation or removal in the manner provided in our bylaws.

Name of Nominee	Age	Principal Occupation	Director Since
Jure Sola	62	Chairman of the Board and Chief Executive Officer of Sanmina Corporation	1989
Neil R. Bonke	71	Private Investor	1995
John P. Goldsberry	58	Private Investor	2008
Joseph G. Licata, Jr.	52	Chief Executive Officer of Synergy Leadership, LLC	2007
Jean Manas	47	Chief Executive Officer of Foros	2009
Mario M. Rosati	66	Member, Wilson Sonsini Goodrich & Rosati, Professional Corporation	1997
Wayne Shortridge	74	Director of Business Development, The Partner's Group	2001
Jackie M. Ward	74	Consultant	2001

        Jure Sola has served as our Chief Executive Officer since April 1991, as Chairman of our Board from April 1991 to December 2001 and from December 2002 to present, and Co-Chairman of our Board from December 2001 to December 2002. In 1980, Mr. Sola co-founded Sanmina Corporation and initially held the position of Vice President of Sales. In October 1987, he became Vice President and General Manager of Sanmina Corporation, responsible for manufacturing operations and sales and marketing. In July 1989, Mr. Sola was elected as a director and in October 1989 was appointed as President of Sanmina Corporation.

        Neil R. Bonke has served as a director of Sanmina since 1995. Mr. Bonke is a private investor and is the retired Chairman of the Board and Chief Executive Officer of Electroglas, Inc., a semiconductor equipment manufacturer. He also serves on the Board of Directors of Novellus Systems, Inc., a semiconductor equipment company. He is a past director of San Jose State University Foundation.

        John P. Goldsberry has served as a director of Sanmina since January 2008. Mr. Goldsberry served as Chief Financial Officer of American Traffic Solutions, Inc., the leading traffic camera services company, from July 2010 until November 2012. Mr. Goldsberry previously served as Chief Financial Officer of TPI Composites, Inc, a manufacturer of composites products for the wind energy markets, from July 2008 until July 2010. Mr. Goldsberry previously served as Senior Vice President and Chief Financial Officer of Gateway, Inc., a computer manufacturer, from August 2005 to April 2008. He also served as Senior Vice President, Operations, Customer Care and Information Technology from April 2005 to August 2005, as Senior Vice President, Strategy and Business Development from March 2004 to April 2005 and as Chief Financial Officer of eMachines, Inc., a PC manufacturer acquired by Gateway, from January 2004 until March 2004. Previously, Mr. Goldsberry held Chief Financial Officer positions at TrueSpectra, Inc., an imaging solutions company, Calibre, Inc., a wireless technology company, Quality Semiconductor, Inc., a semiconductor company, DSP Group, Inc., a semiconductor company and The Good Guys, Inc., an electronics retailer, and worked for Salomon Brothers and Morgan Stanley in a number of corporate finance positions.

        Joseph G. Licata, Jr. has served as a director of Sanmina since August 2007. Since January 2011, he has been the Chief Executive Officer of Synergy Leadership, LLC, a firm specializing in Board and CEO advisory services in the areas of corporate and growth strategy, sales, performance improvement, operational full potential and customer value creation, a company which he also founded, He served as Chief Executive Officer of Peopleclick Authoria, Inc., a vendor of human resources process management software and services, from April 2010 through November 2010. He also served as President and Chief Executive Officer of SER Solutions, Inc., a global call management and speech analytics solutions company, from July 2007 through October 2008 and was a consultant from October 2008 through April 2010. Mr. Licata also served as President of Siemens Enterprise Networks, LLC, a vendor of open communications solutions for enterprises, from 2001 to 2006.

        Jean Manas has served as a director of Sanmina since October 2009. He has been serving as Chief Executive Officer of Foros, a financial services firm which he founded, since June 2009. From February 2006 until June 2009, Mr. Manas served in various executive positions at Deutsche Bank, most recently as Americas Head of Mergers & Acquisitions and member of the Global Banking Executive Committee. From May 1998 through January 2006, Mr. Manas served in various senior roles at Goldman Sachs & Co., most recently as Managing Director and Co-Head of Mergers & Acquisitions in the Technology, Media and Telecommunications Investment Banking Group.

        Mario M. Rosati has served as a director of Sanmina since 1997. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971. Mr. Rosati serves as a member of the Board of Directors of Aehr Test Systems, a manufacturer of electronics device testing equipment. Mr. Rosati also serves as a director of several privately held companies. During the past five years, Mr. Rosati also served as a director of Symyx Technologies, a scientific research and development integration company, and Vivus, Inc., a biopharmaceutical company.

        Wayne Shortridge has served as a director of Sanmina since December 2001 and has served as our lead independent director since December 2006. Mr. Shortridge also served as a director of SCI Systems, Inc. from 1992 until December 2001, when SCI merged with Sanmina. Mr. Shortridge is an attorney. Since May 2012, he has served as a Director of Business Development of The Partner's Group, an attorney placement firm. From March 2004 to December 2011, Mr. Shortridge served as Office Managing Shareholder of the law firm of Carlton Fields, PA. From 1994 to 2004, he was a partner in the law firm of Paul, Hastings, Janofsky & Walker, LLP, in Atlanta, Georgia.

        Jackie M. Ward has served as a director of Sanmina since December 2001. From 1992 until December 2001 when we merged with SCI Systems, Inc., she served as a director of SCI Systems, Inc. Ms. Ward also serves as a director of WellPoint, Inc., Flowers Foods, Inc. and SYSCO Corporation, all publicly held companies. During the past five years, Ms. Ward also served as a director of Equifax, Inc., a credit reporting firm, and Bank of America Corporation. From December 2000 to October 2006, Ms. Ward was the Outside Managing Director of Intec Telecom Systems, USA, a provider of turnkey telecommunication systems and products. From 1968 to 2000, she served as President, Chief Executive

Officer and Chairman of the Board of Computer Generation Incorporated, which company she also co-founded.

Qualifications of Nominees

        The Nominating and Governance Committee believes its slate of nominees possess the strategic development, financial, operational and industry-specific skills necessary to effectively guide and oversee our business. In evaluating the qualifications of the nominees listed above, the Nominating and Governance Committee considered a number of factors, including the nominees' experience in the following areas:

  •
  Electronics manufacturing services and similar manufacturing companies;

  •
  Other technology/information technology;

  •
  Public company board membership;

  •
  Senior management for public and large companies and private and entrepreneurial companies;

  •
  International business;

  •
  Strategic planning;

  •
  Business development and marketing;

  •
  Executive compensation issues;

  •
  Accounting, audit and corporate finance;

  •
  Board governance, including board nominations;

  •
  Risk management and crisis communication; and

  •
  Senior leadership in business, professional services and education/government.

        The Nominating and Governance Committee does not require that each nominee have experience in each of these areas, instead evaluating nominees as a group to ensure that the Board as a whole possesses the appropriate mix of experience and knowledge. The Nominating and Governance Committee does not explicitly consider diversity in indentifying nominees for director. Below are listed the primary factors considered by the Nominating and Governance Committee with respect to each nominee in determining to nominate him or her for election to the Board and, if applicable, to serve as a member of one of our Board committees.

Name of Nominee	Board Nominating Factors	Committee Nomination Factors
Jure Sola	Mr. Sola's role as the co-founder of Sanmina as well as his 35 years of experience in the electronics manufacturing industry and deep knowledge of the company and its operations	N/A
Neil R. Bonke	Mr. Bonke's broad experience with a range of technology companies through his role as a private investor and board member for over 20 years	Mr. Bonke's experience as a chief executive officer with direct experience in management compensation programs (Compensation)

Name of Nominee	Board Nominating Factors	Committee Nomination Factors
John P. Goldsberry	Mr. Goldsberry's understanding of the hardware and manufacturing businesses (computers, renewable energy and electronic equipment), providing knowledge to help Sanmina refine and improve its strategy and execution	Mr. Goldsberry's experience as chief financial officer of a number of public and private technology and manufacturing companies (Audit)
Joseph G. Licata	Mr. Licata's more than 10 years of experience as chief executive of technology companies, giving him excellent visibility into operational and financial issues	Mr. Licata's role in several companies as chief executive officer (Audit and Compensation)
Jean Manas	Mr. Manas' extensive financial industry experience, making him uniquely qualified to help the Board evaluate future strategic and financial transactions and initiatives	N/A
Mario M. Rosati
	Mr. Rosati's senior and significant role in a major Silicon Valley law firm serving technology companies and service on multiple company boards, giving him unique viewpoints on the technology industry and strategies for growth	N/A
Wayne Shortridge
Mr. Shortridge's 40 years of experience as a business attorney representing a broad range of enterprises on a variety of matters and knowledge of the industry from his nine years of service as a board member of SCI Systems, Inc., Sanmina's predecessor, giving him insights and knowledge into the particular issues faced by electronics manufacturing companies
Mr. Shortridge's involvement and participation in a variety of governance forums and bodies, including being recently appointed to the National Association of Corporate Directors Advisory Counsel for Nominating and Governance Chairs, giving him a keen understanding of current governance and compensation trends and best practices (Compensation and Governance); experience as a business attorney for over 40 years, including representation of public companies, from which he gained strong knowledge of accounting and corporate finance matters (Audit)
Jackie M. Ward	Ms. Ward's wealth of experience as a current or former board member of a number of leading Fortune 500 companies and her long-term service as a technology company chief executive officer
Ms. Ward's prior experience as a Chief Executive Officer and her experience as a Board, compensation and governance committee member of a number of leading Fortune 500 companies (Compensation and Governance)

Vote Required; Recommendation of the Board of Directors

        A nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Abstentions and broker non-votes do not count as "votes cast" with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Corporate Governance Guidelines, should a nominee for director fail to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Nominating and Governance Committee deems relevant.

        OUR BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has approved the engagement of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending September 28, 2013. In the event stockholders do not ratify the Audit Committee's selection of KPMG as our independent registered public accountants, the Audit Committee may reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The following is a summary of fees paid to KPMG for the fiscal years ended October 1, 2011 ("fiscal 2011") and September 29, 2012 ("fiscal 2012").

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, evaluation of management's assessment of its internal control over financial reporting, various statutory audits, and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2011 and fiscal 2012 were as follows:

Fiscal 2011	Fiscal 2012
$4,393,200	$3,570,237

Audit-Related Fees

        The aggregate fees billed for audit-related services, exclusive of the fees disclosed above relating to audit fees, rendered by KPMG during fiscal 2011 and fiscal 2012 were as follows:

Fiscal 2011	Fiscal 2012
$112,739	$87,206

Tax Fees

        The aggregate fees billed for tax services rendered by KPMG during fiscal 2011 and fiscal 2012 are set forth below. These services consisted primarily of tax compliance and tax consultation services.

Fiscal 2011	Fiscal 2012
$1,045,810	$978,525

All Other Fees

        None in fiscal 2011. KPMG billed $12,000 of fees in fiscal 2012 for procedures performed with respect to data loss prevention.

        The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy with Respect to Audit Services and Permissible Non-Audit Services

        All services provided by our independent registered public accounting firm require prior approval of the Audit Committee, with limited exceptions as permitted by the SEC's Rule 2-01 of Regulation S-X. Our management periodically reports to the Audit Committee services for which the independent registered public accountants have been engaged and the aggregate fees incurred and to be incurred. During fiscal 2012, all services provided by our independent registered public accounting firm were pre-approved in accordance with this policy.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2013.

 PROPOSAL THREE:
APPROVAL OF THE RESERVATION OF 1,700,000 SHARES OF COMMON STOCK
FOR ISSUANCE UNDER THE 2009 INCENTIVE PLAN

        The Board believes that equity compensation programs align the interests of management and the stockholders to increase long-term stockholder value by giving directors, executives and other key employees a stake in our success. By permitting us to grant equity in our company, our 2009 Incentive Plan (the "Incentive Plan") is a key tool for attracting, rewarding, motivating and retaining the key personnel necessary for us to achieve our business objectives and increase stockholder value. At the Annual Meeting, we are requesting that stockholders approve an amendment to the Incentive Plan to reserve an additional 1,700,000 shares for issuance thereunder in order to ensure that we have sufficient shares available during 2013 and through the date of our 2014 annual meeting of stockholders for (1) our annual grant to non-executive employees, which is typically made in March or April of each year, (2) grants to potential executive new hires and (3) an annual grant to executive management, which takes place in November of each year. We believe this increase is reasonable for the following reasons:

  1.
  Allowing Sanmina to make continued equity grants as necessary through the date of our 2014 Annual Meeting in order to attract and retain key talent. As of December 31, 2012, approximately 2,000,000 shares remained available for future grant under the Incentive Plan, which is significantly less than our two-year average annual net share utilization of approximately 2,600,000 shares (grants less cancellations available for re-grant). Consequently, unless the proposed increase is approved, Sanmina may be unable to make planned grants to existing high-value employees and executives and anticipated new executive hires, which will put us at a significant competitive disadvantage compared to our peers.

  2.
  We will not receive the full benefit of all canceled grants. Like most issuers, we expect to be able to re-grant options that are canceled due to employee terminations or expiration of the option. The reuse of plan shares allows issuers to reduce the number of additional plan shares they ask stockholders to approve. However, in our case, as of December 31, 2012, approximately 4,300,000 outstanding options, or approximately 36% of our total, were granted under our now expired 1999 Stock Plan. As a result, none of these options will be returned to the Incentive Plan for future issuance if canceled in connection with terminations of employment or expiration of the option, eliminating a natural source of shares for future grant.

  3.
  Our burn rate is reasonable compared to our peers. Sanmina's fiscal 2012 net burn rate (grants less cancellations divided by outstanding shares) of 2.4% was slightly higher than the approximately 2.2% median net burn rate of the peer companies listed in the "Compensation Discussion and Analysis" on page 33 of the Proxy Statement for their most recent fiscal years for which data is publicly available. Our fiscal 2012 net burn rate was slightly lower than our fiscal 2011 net burn rate of 2.55%.

  4.
  Our overhang is reasonable compared to our peers. Sanmina's total overhang (outstanding options and restricted stock units plus remaining shares available for grant divided by outstanding shares) was approximately 18.7% as of December 31, 2012, compared to the approximately 15.5% median total overhang for our peer companies as of the end of their most recent fiscal years for which data is publicly available. However, approximately 2,700,000 of our issued overhang is attributable to options that have an exercise price of $18.32 or higher (compared to our stock price of $11.07 on December 31, 2012). Such options are unlikely to be exercised and, accordingly, will not impact dilution in the near to medium term. If such options were excluded from our overhang, total overhang would have been approximately 15.4% as of December 31, 2012, comparable to the median for our peer group for all equity compensation plans. Giving effect to the proposed increase, Sanmina's total overhang excluding these excessively out-of-the-money options would be approximately 17.5%, using outstanding shares and equity awards as of December 31, 2012.

  5.
  Our plan complies with ISS guidelines and follows best market practices. Our Incentive Plan has been designed in compliance with the qualitative standards of Institutional Shareholder Services and best practices. As a result, the Incentive Plan:

  a.
  does not permit the repricing of options or stock appreciation rights ("SARs") granted under the Incentive Plan;

  b.
  provides for responsible share counting in that any shares tendered or withheld to pay taxes or an option's exercise price are not available for re-issuance;

  c.
  does not provide for automatic acceleration of vesting upon an acquisition of Sanmina; and

  d.
  includes a fungible share ratio, which reduces the dilution of the plan for stockholders by decreasing the plan pool at a higher rate for full-value awards than for stock options.

        For these reasons, Sanmina requests stockholders approve the reservation of 1,700,000 shares for issuance under the Incentive Plan. We anticipate such number of shares, when added to our remaining Incentive Plan reserve, will be sufficient to attract and retain key employees through at least the date of our 2014 stockholder meeting. However, should the increase not be approved by stockholders, we could be unable to make sufficient equity awards to executive and non-executive level employees, which would hurt our ability to retain such individuals (and to attract new hires), who are necessary to grow and improve our business and, therefore stockholder value. In addition, Sanmina could in such case be required to provide additional cash compensation in lieu of equity compensation, which would increase our operating expense and reduce our cash.

Description of the Incentive Plan

        The following is a summary of the principal features of the Incentive Plan.. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

General

        The Incentive Plan provides for the grant of the following types of incentive awards:

  •
  stock options;

  •
  restricted stock;

  •
  restricted stock units;

  •
  stock appreciation rights;

  •
  performance units (including performance units payable in cash);

  •
  performance shares; and

  •
  other stock or cash awards.

        Each of these is referred to individually as an "Award." Those eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to Sanmina and its affiliates. As of September 29, 2012, we had approximately 36,146 full-time employees who are eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan

        An aggregate of 14,700,000 shares was previously reserved by the Board and approved by the stockholders for issuance under the Incentive Plan. We are requesting stockholders approve an increase of 1,700,000 in the number of shares reserved for issuance under the Incentive Plan. All of such shares may be authorized, but unissued, or reacquired common stock.

        All awards other than options and stock appreciation rights count against the share reserve as 1.36 shares for every share of common stock subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.36 shares of common stock against the Incentive Plan reserve is returned to the Incentive Plan, the Incentive Plan reserve will be credited with 1.36 shares of common stock that will thereafter be available for issuance under the Incentive Plan.

        If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units which are to be settled in shares of common stock, is forfeited to or repurchased by Sanmina, the unpurchased shares of common stock (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has terminated). The following shares of common stock may not again be made available for issuance as Awards under the Incentive Plan: (i) upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the Award so exercised and (ii) shares used to pay the exercise price or withholding taxes related to an outstanding Award. Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Incentive Plan.

        If Sanmina declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of Sanmina, or other change in the corporate structure of Sanmina affecting Sanmina's common stock, the Administrator will adjust the number and class of shares that may be delivered under the Incentive Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the Incentive Plan

        The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to herein as the "Administrator"), will administer the Incentive Plan. To make grants to certain of Sanmina's officers and key employees, the members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Code Section 162(m) so that Sanmina can receive a federal tax deduction for certain compensation paid under the Incentive Plan. The Board may delegate to one or more officers of Sanmina the authority to grant Awards of options, restricted stock and restricted stock units and the terms thereof, including the number of shares of common stock subject to such Awards, to certain non-officer employees or consultants. However, the Board's resolutions regarding such delegation will specify the total number of shares of common stock that may be subject to Awards granted by such officer. Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. In addition, the Administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted and neither may the Administrator cancel any outstanding option or stock appreciation right in exchange for cash, other awards or new options or stock appreciation rights with a lower exercise price, unless such action is approved by stockholders in advance.

Options

        The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares of common stock subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 833,333 shares of common stock in any fiscal year, except in connection with his or her initial service as an employee with Sanmina, in which case he or she may be granted options to purchase up to an additional 833,333 shares of common stock.

        The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to 100% of the fair market value of Sanmina's common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of Sanmina's outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

        The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of Sanmina's outstanding capital stock, the term of an incentive stock option may not exceed five years.

        After a termination of service with Sanmina for any reason other than death, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) five years following his or her termination due to death or disability. In the case of termination of service as a result of death, the participant's beneficiary may exercise the option for shares that were unvested on the date of death. In no event may an option be exercised later than the expiration of its term.

        No adjustment will be made for a dividend or other right for which the record date is prior to the date shares are issued upon exercise of an option.

Stock Appreciation Rights

        The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the grant date and the exercise date. Sanmina can pay the appreciation in either cash or shares of common stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan; provided, however, that the exercise price will not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 833,333 shares of common stock during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 833,333 shares of common stock in connection with his or her initial service as an employee with Sanmina.

        After termination of service with Sanmina for any reason other than death, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) five years following his or her termination due to death or disability. In the case of termination of service as a result of death, the participant's beneficiary may exercise the unvested portion of the stock appreciation right. In no event will a stock appreciation right be exercised later than the expiration of its term.

        Participants holding unvested stock appreciation rights shall not be entitled to receive dividends or other distributions in respect of such Awards until the time specified for payout of the stock appreciation rights in the Award Agreement.

Restricted Stock

        Awards of restricted stock are rights to acquire or purchase shares of Sanmina's common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Grants of restricted stock are typically made without receipt of consideration (other than the recipient's continued service). The Administrator may set restrictions based on the achievement of specific performance goals. Vesting can also be time-based. Until the Administrator determines otherwise, shares of restricted stock will be held by Sanmina as escrow agent until the restrictions lapse. After the grant of restricted stock, the Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

        The Award agreement will generally grant Sanmina a right to repurchase or reacquire the shares upon the termination of the participant's service with Sanmina for any reason (including death or disability) at the cost, if any, paid by the recipient. With respect to restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no participant will be granted a right to purchase or acquire more than 333,333 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 333,333 shares of restricted stock in connection with his or her initial employment with Sanmina.

Restricted Stock Units

        Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. After the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

        The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares of common stock, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares of common stock available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to Sanmina. With respect to restricted stock units intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no participant may be granted more than 333,333 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 333,333 restricted stock units in connection with his or her initial employment with Sanmina.

Performance Units and Performance Shares

        The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance goals or other vesting criteria (including, without limitation, continued service to Sanmina) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of performance units or performance shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award.

        The Administrator determines the number of performance units and performance shares granted to any participant. With respect to performance units and performance shares intended to qualify as "performance-based compensation" under Section 162(m) of the Code, during any fiscal year, no participant will receive more than 333,333 performance shares and no participant will receive performance units having an initial value greater than $5,000,000 except that a participant may be granted performance shares covering up to an additional 333,333 shares of common stock and performance units having an initial value up to an additional $5,000,000 in connection with his or her initial employment with Sanmina. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares are deemed to have an initial value equal to the fair market value of the number of shares of Sanmina's common stock subject to the Award on the grant date.

Performance Bonus Awards

        The Board's compensation committee ("Compensation Committee") may grant awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code in the form of a cash bonus payable upon the attainment of performance goals established by the Compensation Committee for a given performance period prior to a determination date. Performance-based awards in the form of cash bonuses granted under the Incentive Plan may not exceed more than $5,000,000 in any fiscal year.

Performance Goals

        The granting and/or the vesting of Awards of options, restricted stock, restricted stock units, performance shares, performance units (including performance units payable in cash), cash bonuses and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement of goals relating to: (a) accounts payable days; (b) accounts payable turns; (c) annual revenue; (d) cash collections; (e) cash cycle days; (f) customer satisfaction MBOs; (g) days sales outstanding; (h) earnings per share; (i) free cash flow; (j) gross margin; (k) gross profit; (l) inventory turns; (m) net income; (n) new orders; (o) operating income; (p) pro forma net income; (q) return on designated assets; (r) return on equity; (s) return on sales; and (t) product shipments.

        Any performance goals may be used to measure the performance of Sanmina as a whole or a business unit of Sanmina, and may be measured relative to a peer group or index. The performance goals may differ from participant to participant and from Award to Award. The Compensation Committee may provide that partial achievement of performance goals may result in the payment or vesting corresponding to a partial (but not necessarily proportional) portion of an Award. The determination date is the latest possible date that the Compensation Committee can make adjustments to the method of calculating the attainment of performance goals for a performance period without jeopardizing the tax treatment of the award as performance-based. Prior to the determination date, the Compensation Committee is authorized to make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and integration charges (including employee severance and benefits costs and charges related to excess facilities and assets); (ii) to exclude impairment charges for goodwill and intangible assets and amortization expense; (iii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iv) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (v) to exclude the effects of any statutory adjustments to corporate tax rates; (vi) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vii) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (viii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ix) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (x) to exclude the dilutive effects of acquisitions or joint ventures; (xi) to assume that any business divested by Sanmina achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368); and (xiii) to reflect any partial or complete corporate liquidation. The Compensation Committee also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Terms and Conditions of Awards Intended to Qualify as "Performance-Based Compensation" under Section 162(m)

        The Incentive Plan permits the Compensation Committee to grant "performance-based" Awards to "covered employees," as such terms are defined under Code Section 162(m). Performance-based awards are generally not subject to the cap on the deductibility of compensation paid to covered employees contained in Code Section 162(m). Covered employees are defined as the Chief Executive Officer and the next three most highly compensated executive officers of Sanmina other than the Chief Financial Officer.

        If the Compensation Committee grants an Award to a covered employee intended to qualify as "performance-based compensation," certain rules of the Incentive Plan control over any other provisions of the Incentive Plan. To the extent necessary to comply with the requirements of Code Section 162(m), with respect to any Award granted subject to performance goals, within the determination date, the Compensation Committee will, in writing, (a) designate the participants who are covered employees, (b) select the performance goals applicable to the performance period,

(c) establish the performance goals, and amounts or methods of computation of such Awards, as applicable which may be earned for such performance period, and (d) specify the relationship between the performance goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each covered employee for such performance period. For purposes of the Incentive Plan, a performance period is the fiscal year of Sanmina or such other period determined by the Administrator.

        Following the completion of a performance period, the Compensation Committee must certify whether the applicable performance goals have been achieved for such performance period. In determining amounts earned by a "covered employee," the Compensation Committee will have the right to reduce or eliminate (but not increase) the amount payment at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

        Unless otherwise provided in an Award agreement, a "covered employee" must be employed by Sanmina or any affiliate on the day an Award intended to qualify as "performance-based compensation" is paid. Further, a "covered employee" will be eligible to receive a payment intended to qualify as "performance-based compensation" only if the performance goals for such period are achieved.

Transferability of Awards

        Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant. The Administrator may approve certain transfers as specified in the Incentive Plan.

Change in Control

        In the event of a change in control of Sanmina, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares of common stock as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan

        The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and Sanmina. The Incentive Plan will terminate ten years after the date approved by stockholders, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

        The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Therefore, the following table sets forth the aggregate number of shares of common stock subject to stock options and the aggregate number of shares of common stock subject to restricted stock units granted during fiscal 2012 with respect to (i) each of our named executive officers, (ii) all of our current executive officers as a group, (iii) our current non-executive officer directors as a group, and (iv) all employees other than executive officers as a group:

Name of Individual or Group	Number of Options	Number of Restricted Stock Units(1)		Dollar Value of Restricted Stock Units(1)(2)
Jure Sola, Chairman of the Board and Chief Executive Officer	100,000	150,000	(1)	$685,920
Robert K. Eulau, Executive Vice President and Chief Financial Officer	70,000	70,000	(1)	$320,096
Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary	40,000	20,000	(1)	$91,456
Dennis R. Young, Executive Vice President, Worldwide Sales and Marketing	40,000	20,000	(1)	$91,456
David L. Pulatie, Former Executive Vice President, Global Human Resources	20,000	15,000	(1)	$68,592
All executive officers, as a group	270,000	275,000	(1)	$1,257,520
All directors who are not executive officers, as a group	51,592	128,386		$1,488,710
All employees who are not executive officers, as a group	1,453,500	386,500		$2,117,520

(1)
Restricted stock unit awards were canceled on November 15, 2012 as a result of the non-achievement of the performance criteria for such grant by such time. As a result, the recipients will receive no value from such grant.

(2)
Reflects the grant date fair value of restricted stock unit awards, computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718").

Other Equity Compensation Plan Information

        The following table summarizes the number of shares issuable upon exercise of outstanding options and deliverable upon vesting of restricted stock units granted to our service providers and directors, as well as the number of shares of common stock remaining available for future issuance under Sanmina's equity compensation plans as of September 29 2012. Sanmina has no stock appreciation rights or other awards outstanding that are convertible into or exchangeable for common stock.

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options ($)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	13,489,088	(1)	$13.13	2,924,027
Equity compensation plans not approved by stockholders	15,185	(2)	$28.15	—
Total	13,504,273		$13.15	2,924,027

(1)
Includes 1,606,342 shares deliverable upon vesting of Restricted Stock Units.

(2)
Represents options granted under the 2000 Incentive Plan and the 1999 French Plan, the material terms of which are substantially similar to those of the 2009 Incentive Plan which is described beginning on page 15 of this proxy statement.

(3)
Weighted average remaining term of options is 6.57 years.

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Sanmina of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of common stock purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of Sanmina is subject to tax withholding by Sanmina. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares of common stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of common stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of common stock on the exercise date (or the sale price, if less) minus the exercise price of the option and short-term capital gains equal to the sales price minus the fair market value of the shares on the exercise date.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be capital gain or loss.

        Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture (generally, when the Award vests). However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares of common stock underlying the Award (less any cash paid for the shares) on the date the Award is granted.

        Tax Effect for Sanmina.    Sanmina generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Sanmina's Chief Executive

Officer and to each of its three most highly compensated executive officers, excluding the Chief Financial Officer. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Sanmina can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, the number of Awards that any individual may receive and, for Awards other than certain stock options, the types of performance criteria on which vesting can depend. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Sanmina to continue to receive the maximum federal income tax deduction in connection with such Awards.

        Section 409A.    Section 409A of the Code provides that certain non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation. These include new requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

        Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. Sanmina will also have withholding and reporting requirements with respect to such amounts.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND SANMINA WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes duly cast is required to approve the reservation of 1,700,000 shares for issuance under the Incentive Plan. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE RESERVATION OF 1,700,000 SHARES FOR ISSUANCE UNDER THE INCENTIVE PLAN.

 PROPOSAL FOUR:
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF COMPENSATION OF
NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that we provide our stockholders an opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in our proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        As described under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to:

  •
  establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation that is competitive within our industry; and

  •
  encourage the achievement of our long-range objectives by providing performance-based bonuses which relate directly to the achievement of individual performance factors and strategic objectives such as enhancing stockholder value.

        Our Compensation Committee seeks to maintain our named executive officers' total compensation at a level competitive with the compensation paid to officers in similar positions at our peer group companies. Our equity incentive compensation program promotes the interests of the Company and its stockholders by providing financial rewards that increase with increases in our stock price. See "Compensation Discussion and Analysis" on page 30, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

        Accordingly, our Board of Directors is asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the annual meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and other related tables and disclosure."

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS.

 CORPORATE GOVERNANCE

        Sanmina has long upheld a set of basic beliefs to guide its actions. Among those beliefs is the responsibility to conduct business with the highest standards of ethical behavior when relating to customers, suppliers, employees and investors. Accordingly, we have implemented governance policies and practices which we believe meet or exceed regulatory standards and which reflect current corporate governance best practices.

Corporate Governance Guidelines

        Sanmina has adopted a set of Corporate Governance Guidelines that are intended to serve, among other things, as a charter for the full Board. These guidelines contain various provisions relating to the operation of the Board and set forth the Board's policies regarding various matters. The guidelines can be found on our website at http://investor.shareholder.com/sanm/governance.cfm.

Code of Business Conduct and Ethics

        Sanmina has adopted a Code of Business Conduct and Ethics (the "Code") that includes a conflict of interest policy and applies to the Board and all officers and employees. As part of new employee orientation activities, Sanmina provides training to familiarize employees with the requirements of the Code. An ethics hotline is available to all employees to enable confidential and anonymous reporting of questionable practices via voicemail or email. This may include, if appropriate under the circumstances, reporting directly to the Audit Committee and the Nominating and Governance Committee. The Code can be found on our website at http://investor.shareholder.com/sanm/governance.cfm.

Independent Directors

        The Board of Directors has determined that all of the non-employee members of the Board satisfy the definition of independence of under NASDAQ rules. There are no family relationships among our directors or executive officers. The non-management directors regularly meet in executive session, without members of management, as part of the normal agenda of our regularly scheduled board meetings.

Lead Independent Director

        The Board has appointed director Wayne Shortridge to serve as lead independent director. His duties in that capacity include: serving as the principal contact between the independent directors and the Chairman of the Board; assisting the Chairman of the Board in establishing the agenda for Board meetings; recommending the retention of outside advisors and consultants; and monitoring the quality, quantity and timeliness of information sent to the Board. The charter for the lead independent director can be found on our website at http://investor.shareholder.com/sanm/governance.cfm.

Board Meetings

        The Board held six meetings during fiscal 2012. No director attended fewer than 75 percent of the meetings of the Board or of committees on which such person served.

Board Committees

        The Board currently maintains three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Audit Committee

        During fiscal 2012, the Audit Committee consisted of directors John P. Goldsberry, A. Eugene Sapp, Jr. and Wayne Shortridge, each of whom is "independent" as that term is defined for Audit

Committee members by the Nasdaq listing standards. Mr. Goldsberry served as the Chairman of the Audit Committee and meets the definition of "audit committee financial expert" as defined by the SEC. Effective as of the date of the Annual Meeting, the Audit Committee will be comprised of directors John P. Goldsberry, Joseph G. Licata and Wayne Shortridge, with Mr. Goldsberry remaining as Chair. Mr. Licata satisfies the Nasdaq listing standards for independence.

        The Audit Committee reviews and monitors our corporate financial reporting and external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent registered public accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee has established policies that are consistent with regulatory reforms related to auditor independence, and also reviews and monitors our internal audit function, reviews and approves related party transactions and receives regular reports from the internal audit department. In addition, the Audit Committee is responsible for approving the appointment of our independent auditors. Finally, the Audit Committee assists the Board in its oversight of the process by which our enterprise-level risks are assessed and managed and is responsible for overseeing certain risks relating to the preparation of our financial statements, investment policies and casualty risk insurance policies. The Audit Committee held eight formal meetings during fiscal 2012. The Annual Report of the Audit Committee appears in this proxy statement under the caption "Report of the Audit Committee of the Board of Directors."

        The Audit Committee has adopted a written charter approved by the Board, a copy of which is available at our website at http://investor.shareholder.com/sanm/governance.cfm.

Compensation Committee

        During fiscal 2012, the Compensation Committee consists of directors Neil R. Bonke, Joseph G. Licata, Jr., A. Eugene Sapp, Jr. Mr. Sapp served as the Chairman of the Compensation Committee. Each such member of the Committee is an "independent director" under the Nasdaq listing requirements and is a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934. Effective as of the date of the Annual Meeting, the Compensation Committee will be comprised of directors Neil R. Bonke, Joseph G. Licata, Jr., Wayne Shortridge and Jackie M. Ward, with Mr. Shortridge serving as Chair. Mr. Shortridge and Ms. Ward each satisfy the applicable standards for independence and as a non-employee director.

        The Compensation Committee reviews and approves the salaries and equity, incentive and other compensation of our executive officers. The Committee also approves the terms of our annual bonus program, monitors our global compensation policies and practices and serves as the administrator under our equity compensation plans. Finally, the Compensation Committee oversees our risk management practices and policies insofar as they are impacted our bonus and equity compensation plans and practices. The Compensation Committee held ten meetings during fiscal 2012.

        The Compensation Committee has adopted a written charter approved by the Board, a copy of which is available at our website at http://investor.shareholder.com/sanm/governance.cfm.

Nominating and Governance Committee

        During fiscal 2012, the Nominating and Governance Committee consisted of directors Wayne Shortridge and Jackie M. Ward, each of whom is "independent" as that term is defined by the Nasdaq listing standards. Mr. Shortridge served as the Chairman of the Nominating and Governance Committee. Effective as of the date of the Annual Meeting, Ms. Ward will serve as Chair of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for evaluating the size and structure of the Board and its committees, determining the appropriate qualifications for directors and nominating candidates for election to the Board. Included in its duties, the Nominating and Governance

Committee develops overall governance guidelines for the Board, conducts an annual Board and committee evaluation and considers stockholder proposals for action at stockholder meetings, including stockholder nominees for director. The Nominating and Governance Committee also works with the management team in an advisory role with respect to our management succession planning processes. Finally, the Nominating and Governance Committee approves on an annual basis all equity and cash compensation payable to non-employee members of the Board. The Nominating and Governance Committee held four meetings during fiscal 2012.

        The Nominating and Governance Committee has adopted a written charter approved by the Board, a copy of which is available at our website at http://investor.shareholder.com/sanm/governance.cfm.

Leadership Structure

        Each year, Sanmina's Board selects a Chairman of the Board and Chief Executive Officer. The Chairman of the Board is responsible for helping establish Sanmina's strategic priorities, presiding over Board meetings and communicating the Board's guidance to management. The Chief Executive Officer, on the other hand, is responsible for the day-to-day management of our operations and business and reports directly to the Board.

        During fiscal 2012, the roles of Chairman of the Board and Chief Executive Officer were both held by Jure Sola. Mr. Sola has been with Sanmina for more than 30 years, which has given him a unique understanding of the electronics manufacturing industry, market trends and Sanmina's strategic position, strengths and weaknesses, as well as its day-to-day operational details. The Board believes that these attributes make Mr. Sola uniquely qualified to serve in both positions and helps the Board and management operate in an efficient and effective manner.

        The Board has also appointed Wayne Shortridge as Lead Independent Director, a role that he has held since 2006. In this capacity, Mr. Shortridge serves as the principal contact between the independent directors and the Chairman, assists the Chairman of the Board in establishing the agenda for Board meetings, recommending the retention of outside advisors and consultants and monitoring the quality, quantity and timeliness of information sent to the Board. The Board believes that the position of Lead Independent Director allows the Chairman and Chief Executive Officer to focus on strategic, industry and operational level issues, while helping ensure the Board maintains and adopts corporate governance best practices.

        Although the Board currently believes that this leadership structure is currently in the best interests of Sanmina and its stockholders, the Board will, from time to time, may reevaluate whether to select a non-executive Chairman in the future.

Role of the Board of Directors in Risk Management Practices and Policies

        Under Sanmina's risk management practices and policies, Sanmina's management has primary responsibility for the development and implementation of risk management strategies, with oversight by the Board or its committees. As part of this oversight, the Board and its Committees regularly receive presentations from management concerning enterprise-level risks that could have a significant adverse impact on Sanmina's business and operations. This process permits the Board and its Committees to provide guidance to management in scoping and managing each of the company's enterprise risk areas, but does not otherwise affect Sanmina's leadership

Stock Ownership Guidelines

        In order to better align the interests of our Board and executive officers with those of our stockholders, we have adopted stock ownership guidelines. Under these guidelines, Board members must acquire and hold Company shares with a dollar value of at least three times the amount of the cash retainer for Board service within three years of becoming a director. All of our directors currently meet this standard. For executive officers, the guidelines provide that such officers should hold equity with a value equal to a specified multiple of their base salary, as follows: Chief Executive Officer: three times; Chief Financial Officer: two times; and other executive officers: one times. Covered officers have until December 2016, a period of five years from adoption of the guidelines, to reach their recommended equity position. The equity counted towards achievement of the guidelines includes shares owned outright, shares deemed to be beneficially owned under the rules of the Securities and Exchange Commission and shares underlying unvested restricted stock units. All of our current named executive officers meet this guideline.

Attendance at Annual Meeting of Stockholders by the Board of Directors

        Sanmina encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders. Our annual meetings of stockholders typically coincide with a regular Board meeting date, which facilitates the attendance of Board members at the stockholder meetings. However, after being scheduled, the 2012 Annual Meeting of Stockholders was postponed from its originally scheduled date to a date on which no Board or Committee meeting was scheduled. As a result, three directors attended Sanmina's 2012 Annual Meeting of Stockholders.

Contacting the Board of Directors

        Our Board welcomes the submission of any comments or concerns from stockholders. If you wish to submit any comments or express any concerns to the Board, please send them to the Board, c/o Sanmina Corporation, Attention: Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134. If a communication does not relate in any way to matters of the Board, our Corporate Secretary will handle the communication as appropriate. If the communication does relate to the Board, the Corporate Secretary will forward the message to the chairman of the Nominating and Governance Committee, who will determine whether to inform the entire Board or the non-management directors.

Stockholder Proposals and Nominations to the Board

        Stockholders may submit proposals for inclusion in our proxy statement and may recommend candidates for election to the Board, both of which shall be considered by the Nominating and Governance Committee. Stockholders should send such proposals to Nominating and Governance Committee, c/o Sanmina Corporation, Attention: Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134.

        Any stockholder submitting the name of a candidate for election to the Board must include all of the following information with their request:

  •
  the candidate's name, age, business address and residence address;

  •
  the candidate's principal occupation or employment;

  •
  the class and number of shares of Sanmina that are beneficially owned by the candidate;

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the candidate with respect to any securities of Sanmina, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the candidate;

  •
  a description of all arrangements or understandings between the stockholder and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

  •
  any other information relating to the candidate that would be required to be disclosed about such candidate if proxies were being solicited for the election of the candidate as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation the candidate's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

  •
  a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with Sanmina's Corporate Governance Guidelines.

        For all other matters that a stockholder proposes to bring before the Annual Meeting, the notice must set forth:

  •
  a brief description of the business intended to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

  •
  the name and address, as they appear on our books, of the stockholder proposing the business, and any beneficial owner on whose behalf the stockholder is proposing the business or proposing a director nomination and any person controlling, directly or indirectly, or acting in concert with, the stockholder or beneficial owner (a "Stockholder Associated Person");

  •
  the class and number of shares of Sanmina that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina;

  •
  any material interest of the stockholder or any Stockholder Associated Person in the business intended to be brought before the Annual Meeting; and

  •
  a statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of Sanmina's voting shares required under applicable law to carry the proposal.

        Stockholders must comply with certain deadlines in order for proposals submitted by them be considered for inclusion in our proxy statement or brought to a vote at the Annual Meeting. Please see "Q18—What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?" above.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are employees of Sanmina. During fiscal 2012, no executive officer of Sanmina (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on Sanmina's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on Sanmina's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Sanmina.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

2012 Compensation Highlights

        Management made progress during fiscal 2012 in a challenging economic environment that was characterized by a number of local economies, including countries in which Sanmina's business is concentrated, experiencing slow or negative growth. These conditions resulted in reduced demand for many of Sanmina's customers' products and negatively impacted Sanmina's operating results. However, during this period, management succeeded in improving several key financial metrics and positioning Sanmina for more favorable results in future periods. In particular:

  •
  Sanmina generated more than $200 million of operating cash flow for the second consecutive year; and

  •
  Sanmina reduced long-term debt by $360 million during fiscal 2012, resulting in an approximately $27 million decrease in interest expense for the year.

        Despite these improvements, Sanmina's executive compensation was significantly lower in fiscal 2012 than fiscal 2011 reflecting the reduction in Sanmina's operating results. Although Sanmina's revenue and non-GAAP operating margin fell by 8% and 18%, respectively, year over year, total compensation for the named executive officers who served as such in both fiscal 2011 and fiscal 2012 fell by more than 33% over the same time period. In addition, all 275,000 of the performance stock units (PSU's) granted to the named executive officers during fiscal 2012, representing approximately one-half of the total equity awarded to such persons in fiscal 2012, were canceled due to the failure of the performance criteria to be met. This represents a reduction of approximately $1.25 million in the amounts shown as being earned by the named executive officers as a group for fiscal 2012 in the summary compensation table contained on page 39.

Response to Last Year's Say on Pay Vote

        At last year's annual meeting of stockholders held in March 2012, stockholders representing approximately 72% of the votes cast on the matter approved the compensation of the named executive officers on an advisory basis. Since this was Sanmina's first say-on-pay vote, and since compensation decisions for fiscal 2012 had already been made prior to the vote, the Committee was not able to consider the vote in making its fiscal 2012 compensation decisions. However, the Committee did take 2012 say-on-pay vote into account in determining fiscal 2013 compensation for the named executive officers in December 2012. Specifically, the Committee determined that Sanmina should continue to condition vesting of a substantial portion of equity awards granted to the named executive officers on achievement of performance criteria expected to increase stockholder value. As a result, one-half of the PSU's granted to Sanmina's named executive officers in fiscal 2013 will vest only upon achievement of specified financial criteria within a specific time period. Furthermore and as previously disclosed, in light of the overwhelming desire of stockholders to cast an advisory say-on-pay vote every year, Sanmina will hold annual say-on-pay votes until the next required vote on the frequency of stockholder votes on the compensation of the named executive officers, continuing with this year's Annual Meeting.

Sanmina's Compensation Philosophy

        Sanmina believe that strong financial performance, on a consistent, predictable basis, is the surest way of increasing long-term stockholder value. Accordingly, Sanmina designs Sanmina's compensation programs to reward its named executive officers based on Sanmina's overall financial results and the individual contributions of each named executive officer.

        In particular, Sanmina's executive compensation policies are designed to:

  •
  attract and retain qualified executives who will contribute significantly to Sanmina's long-term success;

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  create a direct link between long-term financial performance and individual rewards;

  •
  reward executives for achieving or exceeding approved performance measures;

  •
  reinforce a sense of ownership and overall entrepreneurial spirit and, in particular, encourage executives to diligently work in the best interests of Sanmina and its customers; and

  •
  help ensure that incentive compensation is based primarily on the most pertinent and specific metrics for driving Sanmina's business success.

        The Compensation Committee of the Board oversees Sanmina's compensation practices and establishes Sanmina's compensation philosophy and objectives. The Committee uses the above-mentioned objectives as a guide in establishing the compensation programs and packages offered to Sanmina's named executive officers and in assessing the proper allocation between long-term and short-term incentive compensation and cash and non-cash compensation.

        Throughout this Compensation Discussion and Analysis, the individuals who served as Sanmina's Chief Executive Officer and Chief Financial Officer during fiscal 2012, as well as the other individuals included in the "Summary Compensation Table" in the Proxy Statement, are referred to as the "named executive officers."

        The following are general principles and practices followed by the Committee in determining executive compensation:

        Comparison to Peer Group Pay Practices.    The Committee considers the need to offer compensation packages that are comparable to those offered by companies competing with us for executive talent. Therefore, the Committee conducts an annual review of Sanmina's compensation programs. Should the review show that an executive is non-competitive relative to Sanmina's peers, the Committee will consider an adjustment in the executive's compensation package in order to better ensure his or her retention.

        Types of Compensation.    During fiscal 2012, "total compensation" for Sanmina's named executive officers consisted of three components: base salary, incentive compensation and equity awards.

        Amount of Potential Equity Gains.    In setting equity compensation levels, the Committee considers, among other things, the value of unvested restricted stock units and PSU's and outstanding stock options, including the extent to which any outstanding options are "out-of-the-money," and the amount and value of equity awards that were canceled either because the vesting criteria was not satisfied or the exercise price exceeded the market price upon expiration.

        Internal Pay Equity.    The Committee considers the relationship of the Chief Executive Officer's compensation to that of the other named executive officers as a general guideline in determining executive compensation.

Role and Authority of Sanmina's Compensation Committee

        The Compensation Committee of Sanmina's Board:

  •
  oversees Sanmina's overall compensation policies, plans and benefit programs;

  •
  reviews and approves the performance targets for Sanmina's annual incentive compensation programs;

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  designs and administers Sanmina's equity compensation plans; and

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  reviews and approves the compensation of each of Sanmina's executive officers, including the amount of base salary, incentive compensation and equity compensation payable, including any performance criteria for the vesting of such equity.

        The Committee generally meets at least quarterly each year. The Committee meets early in each fiscal year to review target compensation levels for Sanmina's executive officers, to approve the annual incentive compensation plan for such fiscal year, to grant equity awards for such fiscal year and to approve executive officer incentive compensation for the previous fiscal year per the plan approved in such year.

Role of Executive Officers in Compensation Decisions

        Sanmina's Chief Executive Officer, Executive Vice President of Global Human Resources and General Counsel and Corporate Secretary regularly attend the Committee's meetings, but are excused, as appropriate, when certain matters of executive compensation are discussed. In addition, the Chief Executive Officer makes recommendations to the Committee with respect to the compensation payable to the named executive officers (other than himself) and other employees. However, the Committee is not bound by the Chief Executive Officer's recommendations and makes all decisions with respect to the Chief Executive Officer's compensation without him being present during such discussions.

Role and Independence of Compensation Consultant

        The Committee retained Compensia, Inc., an executive compensation consulting firm, to provide advice on executive pay issues. During fiscal 2012, the Committee directed Compensia to review for accuracy and completeness the analysis of peer company compensation data and materials provided by management to the Committee, to provide the Committee with information regarding compensation trends generally, as well as industry specific compensation trends and to answer questions the Committee posed regarding compensation issues. The Committee has engaged Compensia to conduct a similar review of Sanmina's executive compensation program for fiscal 2013.

        As a result of new SEC rules, Sanmina is required to disclose whether the work of its compensation consultant raises any conflict of interest issues and, if so, the nature of the conflict and how the conflict was addressed. The Committee does not believe that the retention of Compensia to advise it concerning executive compensation matters creates a conflict of interest. The Committee's belief in this regard is informed by the following:

  •
  According to Compensia, revenue from Sanmina represented less than 1% of Compensia's total revenue for fiscal 2012;

  •
  Compensia has adopted and disclosed to the Committee its conflicts of interest policy concerning client engagements and the Committee believes such policy provides reasonable assurance that conflicts of interest with Compensia will not arise;

  •
  There are no business or personal relationships between Compensia and any member of the Committee; and

  •
  Compensia has represented to the Committee that, per its conflicts of interest policy, no Compensia employee is a stockholder of Sanmina.

        In addition, Compensia reported solely to the Committee, Sanmina's management was not involved in the negotiation of fees charged by Compensia or in the determination of the scope of work performed by Compensia and the Committee has the sole authority to hire and terminate compensation consultants. As a result of the foregoing, the Committee believes that Compensia is independent of Sanmina.

Review of Peer Group Data

        In making compensation decisions for fiscal 2012, the Committee examined competitive market practices for base salary, incentive compensation and equity compensation awards of global, diversified electronics manufacturing services companies and high-technology product manufacturing companies of comparable revenue. The Committee included these types of companies in the peer group because, like Sanmina, they have numerous, geographically dispersed manufacturing operations and manufacture, assemble and sell complex, highly engineered products. Data on compensation practices of peer group companies generally was gathered through publicly available information. The Committee also considered data from third-party surveys, which are reported on an aggregate, not individual company, basis. The peer group companies considered by the Committee in determining named executive officer compensation for fiscal 2012 are listed below:

  •
  Advanced Micro Devices

  •
  Benchmark Electronics, Inc.

  •
  Celestica Inc.

  •
  Flextronics International Ltd.

  •
  Jabil Circuit, Inc.

  •
  Lexmark International

  •
  Molex

  •
  Multi-Fineline Electronix, Inc.

  •
  NCR

  •
  Plexus Corp.

  •
  Seagate Technology

  •
  TTM Technologies, Inc.

  •
  Viasystems Group Inc.

  •
  Western Digital

Components of Compensation

        Sanmina's named executive officer compensation program consists of three main elements:

  •
  base salary;

  •
  incentive cash compensation; and

  •
  equity compensation in the form of stock options and restricted stock units.

        The Committee selected these components because it believes each is necessary to help us attract and retain executive talent. These components also allow us to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately focus on both the annual and long-term financial performance of Sanmina.

Base Salary

        Base salary compensates named executive officers for their services rendered on a day-to-day basis. The Committee typically reviews the appropriateness of the named executive officers' base salary between September and December of each year. The Committee primarily considers individual performance, experience level, changes in individual roles and responsibilities during the year and competitive compensation data in determining appropriate base salary levels for individual named executive officers.

        At meetings held in September and November of 2011, the Committee reviewed the base salary of each of the named executive officers against the base salaries of similarly situated executive officers of the peer group. Following this review, in December 2011, the Committee approved increases in the base salaries of the Chief Financial Officer, Executive Vice President, Worldwide Sales and Marketing and Executive Vice President and General Counsel from $440,000 to $480,000, from $326,660 to $350,000 and from $356,000 to $390,000, respectively. Such increases were approved in order for the base salaries for such individuals to remain competitive within the industries in which the Company competes for senior executives.

Incentive Compensation

  Approval of Fiscal 2012 Corporate Bonus Plan

        In November 2011, the Committee approved the Sanmina Fiscal 2012 Corporate Bonus Plan (the "2012 Plan"). The 2012 Plan contains the fiscal 2012 compensation targets, expressed as a percentage of salary, for the named executive officers. The 2012 Plan also contains targets for Sanmina's revenue, non-GAAP operating margin, cash flow, inventory turns and return on invested capital for fiscal 2012. Under the 2012 Plan, Sanmina's performance for fiscal 2012 was measured against these targets, resulting in a corporate performance factor that is used to calculate named executive officer bonuses for the year, as described in "Determination of Fiscal 2012 Corporate Performance Factor," below. Unless Sanmina achieved a minimum level of performance against these targets, no bonus would be payable under the 2012 Plan.

        The Committee chose the financial measures contained in the 2012 Plan because they are all measures used to assess the financial performance and condition of the business and ones that are frequently communicated to stockholders. The Committee approved the targets contained in the 2012 Plan based primarily upon forecasts for fiscal 2012 financial performance, the Committee's view of the likelihood of underachievement or overachievement of the targets and the competitiveness of total cash compensation that would be paid to executives compared to peer companies if the plan funded at target levels. At the time of initial approval of the 2012 Plan, the Committee believed that achievement of the targeted level of performance under the 2012 Plan would be moderately difficult to difficult based upon industry-wide conditions and Sanmina's internal forecasts at the time.

        The Committee revisited the reasonableness of the certain of the original targets in June 2012 in light of changing business conditions which were seen to significantly decrease the potential payments under the plan, but determined not to make any changes at that time. In December 2012, the Committee again considered the original targets and determined that market volatility beyond management's control had negatively impacted management's ability to accurately forecast the amount of inventory required for ongoing customer business. In addition, inventory was higher at fiscal year end than originally anticipated due to a change in accounting estimate. Both of these factors decreased inventory turns, one of the metrics used to determine the corporate performance factor, below the level for which the Committee believed management should be accountable. As a result, the Committee waived the impact of inventory turns as a factor that would potentially reduce the corporate performance factor for fiscal 2012. The effect of this change increased the corporate performance factor by ten percentage points above the amount that would have been achieved had the change not been made.

  Determination of Fiscal 2012 Corporate Performance Factor

        For fiscal 2012 the corporate performance factor was 45%, after taking into account the change described above. This figure was determined in reference to actual revenue and operating margin for fiscal 2012 and adjusted for the levels of return on invested capital and cash flow from operations and other activities, as shown below:

Base Corporate Performance Factor

Performance Metric	Minimum Target	Actual Performance	Corporate Performance Factor Yielded
Revenue	$5.5 billion	$6.09 billion
Non-GAAP Operating Margin(1)	3.0%	3.2%	35%

Additions to Base Corporate Performance Factor

Performance Metric	Threshold	Actual Performance	Amount of Addition in respect of Actual Performance
Cash flow from operations and other activities (before acquisitions)	Greater than or equal to $140 million	Cash provided of $215 million	20%

Subtractions from Base Corporate Performance Factor

Performance Metric	Threshold	Actual Performance	Amount of Subtraction in respect of Actual Performance
Return on invested capital	No less than 16.5%	13.4%	10%
Final Fiscal 2012 Corporate Performance Factor, adjusted as set forth above			45%

(1)
Non-GAAP operating margin excludes the impact of stock-based compensation expenses, restructuring costs, integration costs, asset impairment charges, intangible asset amortization expense and other infrequent or unusual items (including, when applicable, charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt and discrete tax events), to the extent material or which Sanmina considers to be of a non-operational nature in the applicable period.

  Determination of Named Executive Officer Incentive Compensation under 2012 Plan

        Each named executive officer's fiscal 2012 incentive compensation was determined by applying the dollar amount of his target incentive compensation to the corporate performance factor yielded by the 2012 Plan, as shown below:

Name and Position of NamedExecutive Officer	Base Salary (A)	Target Incentive Compensation Percentage (B)	Formula Incentive Compensation (A) × (B) × 45%
Jure Sola, Chairman and Chief Executive Officer	$805,700	150%	$543,848
Robert K. Eulau, Executive Vice President and Chief Financial Officer	480,000	100%	$216,000
Michael R.. Tyler, Executive Vice President, General Counsel and Corporate Secretary	390,000	75%	$131,625
Dennis R. Young, Executive Vice President, Worldwide Sales and Marketing	350,000	75%	$118,125
David L. Pulatie, Former Executive Vice President, Global Human Resources	320,000	75%	$108,000

Long-Term Equity-Based Incentive Awards

        Sanmina provides long-term incentive compensation through awards of stock options and restricted stock units. The purpose of equity compensation is to provide, when base and incentive cash compensation are also considered, competitive compensation packages for the key financial, operational and executive managers who are also recruited by other manufacturing and high technology companies, particularly in Silicon Valley where Sanmina's headquarters is located. Historically, Sanmina has granted equity awards that vest over a three to five year period. Beginning in fiscal 2012, however, a substantial portion of the equity awards granted to the named executive officers vest only if Sanmina achieves pre-determined financial or other metrics that the Committee believes benefit stockholders. In this way, Sanmina's equity compensation program is intended to better align the interests of Sanmina's named executive officers with those of Sanmina's stockholders by creating an incentive for Sanmina's named executive officers to help maximize stockholder value. In addition, Sanmina's equity compensation program also encourages Sanmina's named executive officers to remain employed with Sanmina for a substantial period because unvested awards are forfeited upon termination of employment, except as provided per the Change-in-Control plan as outlined below.

        Sanmina grants equity awards to its named executive officers under the stockholder-approved 2009 Incentive Plan. Grants approved by the Committee become effective and, for stock options, are priced at the fair market value of Sanmina's common stock, in each case, as of a predetermined future effective grant date in accordance with Sanmina's Equity Award Administration Policy. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material non-public information that is likely to result in changes to the price of Sanmina's common stock, such as a significant positive or negative earnings announcement.

        The amount and type of equity granted to the named executive officers by the Committee during fiscal 2012 was made on a discretionary basis. In arriving at the type and amount of equity to grant to the named executives officers in fiscal 2012, the Committee also considered individual performance and the retention value of current executive equity holdings. These factors did not result in an up or down adjustment of any named executive officer's fiscal 2012 grant, but rather were used to confirm the reasonableness of the grant amount chosen by the Committee.

        In fiscal 2012, the Committee granted both time-based stock options and PSU's, reflecting its belief that a mix of both time and performance-based awards can aid in long-term retention of executives while providing incentive to take specific actions (such as booking larger and more profitable orders or reducing expenses) to increase stockholder value. Specifically, none of the PSU's granted in fiscal 2012 to the named executive officers would vest unless a stock price target was achieved by a particular date. Such target was not achieved and, as a result, all of such awards were canceled resulting in the loss of approximately $1.25 million in grant date equity value shown as earned by the named executive officers for fiscal 2012 as disclosed in the summary compensation table. In addition, a significant portion of the equity awarded to the named executive officers during fiscal 2013 are PSU's which will not vest unless specified financial criteria is achieved within a specific period of time. Sanmina expects to continue to make performance-based grants a significant part of Sanmina's incentive compensation programs in order to further align the interests of Sanmina's named executive officers with those of stockholders.

Change-in-Control and Severance Arrangements

        In order to continue to attract and retain key employees and to provide incentive for their continued service in case of an acquisition of Sanmina, the Committee approved a change-in-control plan in December 2009 to provide benefits to such employees, including the named executive officers, in the event that their employment terminates under certain circumstances following a change-in-control of Sanmina. These benefits are comprised of (1) payment, in a lump sum, of one to two times base salary and one times target incentive compensation for the year, (2) acceleration in full of all unvested stock options and restricted stock held by the employee and (3) payment, in a lump sum, of premiums for continued health insurance coverage for a period of 18 months. A change-in-control is defined as an acquisition, in a merger or otherwise, of more than 50% of the voting power of Sanmina, a sale of substantially all of the assets of Sanmina or a change in a majority of the Board other than upon recommendation of the incumbent Board. The plan does not provide for a tax gross-up for any of the benefits payable thereunder. In addition, the plan does not provide benefits unless the employee is terminated without cause, or terminates for good reason, within a specified period of time following a change-in-control, as such terms are defined in the plan. The Committee believes that such plan will help Sanmina's key employees maintain continued focus and dedication to their assigned duties to maximize stockholder value if there is a change-in-control. The Committee also believes the benefits provided by the plan are comparable to those offered by peer group companies based upon benchmarking exercises performed at the direction of the Committee. Among the factors considered by the Committee were the multiple of base salary and incentive compensation used by peer companies to calculate severance benefits and the Committee's assessment of the extent to which such benefits would motivate named executive officers to remain with Sanmina.

Other Benefits

        In addition to the base, bonus and equity compensation discussed above, Sanmina provides Sanmina's named executive officers with some additional benefits that the Committee has determined are necessary to attract and retain key talent, which include:

  •
  health insurance, as generally available to U.S. employees;

  •
  optional participation in Sanmina's 401(k) plan, as generally available to all U.S. employees;

  •
  supplemental life insurance;

  •
  optional participation in a non-qualified executive deferred compensation plan that permits executives to defer receipt of part or all of their base salary and incentive compensation to a future date; and

  •
  executive group travel accident insurance.

        Sanmina does not provide the following types of perquisites to named executive officers:

  •
  personal use of corporate assets;

  •
  executive pension plans;

  •
  Sanmina-funded deferred compensation programs; or

  •
  Sanmina-funded housing (except on a temporary basis in cases of relocation).

Policy Regarding Executive Repayment of Compensation Following Misconduct

        Section 304 of the Sarbanes-Oxley Act of 2002 requires that if misconduct results in a material non-compliance with SEC financial reporting requirements, and as a result of such non-compliance Sanmina is required to restate its financial statements, then the Chief Executive Officer and Chief Financial Officer must disgorge any incentive compensation received during the 12-month period following the filing of the non-compliant report and profits on the sale of Sanmina stock during such period.

        In order to better align itself with corporate governance practices in this area, the Board of Directors has adopted a policy for reimbursement of incentive cash payments received by all executive officers under certain circumstances. This policy supplements, but does not replace, the reimbursement requirements of Section 304 discussed above. Under this policy, Sanmina shall seek reimbursement of all incentive compensation paid to any executive officer during the 12 month period following the filing with the SEC of financial results required to be restated as a result of such executive's intentional violation of SEC rules or Sanmina policy.

Policy Regarding Tax Deduction for Compensation under Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code ("IRC") limits Sanmina's tax deduction to $1 million for compensation paid to certain executive officers named in the Proxy Statement unless the compensation is performance-based. Sanmina's 2009 Incentive Plan permits Sanmina to grant performance-based awards that are intended to be exempt from the IRC limit on deductibility. The Committee believes it is desirable for Sanmina to preserve the full tax deduction for compensation paid to executive officers. However, Sanmina may determine, for business reasons, employee retention or other reasons, to provide compensation to its executive officers that does not qualify for the full deduction under IRC Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2012. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Sanmina's Proxy Statement for its 2013 Annual Meeting of Stockholders.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SANMINA CORPORATION
A. Eugene Sapp, Jr., Chairman Neil R. Bonke Joseph G. Licata, Jr.

SUMMARY COMPENSATION TABLE

        The following table presents the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(6)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jure Sola	2012	$790,392	—	$685,920	$581,550	$543,848	$183,566	$54,000	(3)	$2,839,276
Chairman of the	2011	802,601	—	2,246,000	1,464,500	845,985	6,130	54,000		5,419,216
Board and Chief	2010	804,385	—	—	5,189,130	1,401,918	57,714	55,316		7,508,463
Executive Officer
Robert K. Eulau	2012	469,231	—	320,096	407,085	216,000	540	5,000	(4)	1,417,952
Executive Vice	2011	435,385	—	701,875	457,656	340,000	409	5,000		1,940,325
President and Chief	2010	398,585	—	446,000	1,023,925	522,000	499	—		2,391,009
Financial Officer
Michael R. Tyler	2012	380,846	—	91,456	232,620	131,625	—	2,975	(4)	839,522
Executive Vice	2011	356,000	—	280,750	183,063	200,000	—	2,975		1,022,788
President, General	2010	354,615	—	219,750	—	387,150	—	4,360		965,875
Counsel and Corporate Secretary
Dennis R.Young	2012	343,716	—	91,456	232,620	118,125	—	2,734	(4)	788,651
Executive Vice	2011	326,660	—	280,750	183,063	200,000	—	2,734		993,207
President, Worldwide	2010	325,506	—	219,750	—	299,000	—	3,888		848,144
Sales and Marketing
David L. Pulatie(5)	2012	320,000		68,592	116,310	108,000	—	2,720	(4)	615,622
Former Executive Vice	2011	320,000		168,450	109,838	180,000	—	2,720		781,008
President, Global
Human Resources

(1)
Reflects the grant date fair value of each equity award, exclusive of any forfeitures, computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"). The assumptions used in the valuation of these awards are set forth in the notes to Sanmina's consolidated financial statements, which are included in Sanmina's Annual Report on Form 10-K for fiscal 2012, filed with the SEC. These amounts do not purport to reflect the value that will be realized upon sale of the underlying securities.

(2)
Represents bonuses earned pursuant to Sanmina's corporate bonus plans.

(3)
Comprised of $40,000 in premiums for life insurance and $14,000 in premiums for business travel accident insurance.

(4)
Consists of premiums for business travel accident insurance.

(5)
Effective October 9, 2012, David L. Pulatie retired from his position with Sanmina as Executive Vice President, Global Human Resources.

(6)
All of the stock awards represented by the 2012 grant were canceled on November 15, 2012 as a result of the non-achievement of the performance criteria for such grant by such time. As a result, the named executive officers will receive no value from such grant.

Grants of Plan Based Awards

        The following table presents information regarding grants of plan based awards made to each of our named executive officers during fiscal 2012. All equity awards were granted under our 2009 Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Stocks or Units (#)(2)
							Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Award ($)(4)
						All Other Option Awards (#)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jure Sola	11/15/11	—	—	—	150,000	100,000	$8.70	$1,267,470
Chairman of the Board and Chief Executive Officer	11/8/11	$362,565	$1,208,550	$2,537,955	—	—	—	—
Robert K. Eulau	11/15/11	—	—	—	70,000	70,000	$8.70	727,181
Executive Vice President and Chief Financial Officer	11/8/11	144,000	480,000	1,008,000	—	—	—	—
Michael R. Tyler	11/15/11	—	—	—	20,000	40,000	$8.70	324,076
Executive Vice President, General Counsel and Corporate Secretary	11/8/11	87,750	292,500	614,250	—	—	—	—
Dennis R. Young	11/15/11	—	—	—	20,000	40,000	$8.70	324,076
Executive Vice President, Worldwide Sales and Marketing	11/8/11	78,750	262,500	551,250	—	—	—	—
David L. Pulatie	11/15/11	—	—	—	15,000	20,000	$8.70	184,902
Former Executive Vice President, Global Human Resources	11/8/11	72,000	240,000	504,000	—	—	—	—

(1)
Represents potential cash payments under Sanmina's Fiscal Year 2012 Corporate Bonus Plan approved on November 8, 2011. Actual cash awards made under this plan are shown in the Summary Compensation Table above under the column entitled "Non-Equity Plan Incentive Compensation."

(2)
Vesting of the awards was contingent on a performance threshold that was not met and therefore the awards were cancelled on November 15, 2012.

(3)
Subject to the holder continuing to be a service provider to Sanmina, 25% of these stock options vest on the first anniversary of the date of grant and the remaining shares vest at the rate of 1/36 of such shares per month thereafter.

(4)
Reflects the grant date fair value, exclusive of estimated forfeitures, of each equity award computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal 2012 Year-End

        The following table presents certain information concerning the outstanding option awards held as of September 29, 2012, the last day of fiscal 2012, by each of our named executive officers.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Jure Sola	11/15/2011	—	100,000	$8.70	11/15/2021
Chairman of the Board and Chief	11/15/2010	91,667	108,333	11.23	11/15/2020
Executive Officer	11/16/2009	637,500	262,500	8.79	11/16/2019
	11/17/2008	166,667	—	2.94	11/17/2018
	11/15/2007	125,000	—	11.88	11/15/2017
	10/27/2004	108,333	—	44.58	10/27/2014
	10/28/2002	7,223	—	12.55	10/28/2012
	10/28/2002	9,445	—	19.98	10/28/2012
Robert K. Eulau	11/15/2011	—	70,000	8.70	11/15/2021
Executive Vice President and Chief	11/15/2010	28,646	33,854	11.23	11/15/2020
Financial Officer	10/15/2009	127,604	47,396	8.92	10/15/2019
Michael R. Tyler	11/15/2011	—	40,000	8.70	11/15/2021
Executive Vice President, General	11/15/2010	11,458	13,542	11.23	11/15/2020
Counsel and Corporate Secretary	8/17/2009	12,730	7,002	4.45	8/17/2019
	11/17/2008	27,778	—	2.94	11/17/2018
	5/15/2007	16,667	—	21.12	5/15/2017
Dennis R. Young	11/15/2011	—	40,000	8.70	11/15/2021
Executive Vice President, Worldwide	11/15/2010	11,458	13,542	11.23	11/15/2020
Sales and Marketing	8/17/2009	21,840	6,493	4.45	8/17/2019
	11/17/2008	41,667	—	2.94	11/17/2018
	11/15/2007	23,333	—	11.88	11/15/2017
	10/24/2005	11,667	—	22.44	10/24/2015
	10/27/2004	10,833	—	44.58	10/27/2014
	10/10/2003	4,167	—	62.88	10/10/2013
	4/1/2003	18,333	—	24.12	4/1/2013
David L. Pulatie	11/15/2011	—	20,000	8.70	11/15/2021
Former Executive Vice President,	11/15/2010	6,875	8,125	11.23	11/15/2020
Global Human Resources	8/17/2009	11,945	3,819	4.45	8/17/2019
	11/17/2008	9,000	—	2.94	11/17/2018

(1)
Subject to the holder continuing to be a service provider to Sanmina, 25% of these stock options vest on the first anniversary of the date of grant and the remaining shares vest at the rate of 1/36 of such shares per month thereafter.

Stock Awards

        The following table presents certain information concerning the outstanding stock awards held as of September 29, 2012, the last day of fiscal 2012, by each of our named executive officers.

Name	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not yet vested ($)(1)
Jure Sola	11/15/2011	150,000	(2)	$1,276,500
Chairman of the Board and Chief Executive Officer	11/15/2010	150,000	(3)	1,276,500
Robert K. Eulau	11/15/2011	70,000	(2)	595,700
Executive Vice President and Chief Financial Officer(4)	11/15/2010	46,875	(3)	398,906
	10/15/2009	50,000	(4)	425,500
Michael R. Tyler	11/15/2011	20,000	(2)	170,200
Executive Vice President, General Counsel and Corporate	11/15/2010	18,750	(3)	159,563
Secretary	11/16/2009	25,000	(5)	212,750
Dennis R. Young	11/15/2011	20,000	(2)	170,200
Executive Vice President, Worldwide Sales and Marketing	11/15/2010	18,750	(3)	159,563
	11/16/2009	25,000	(5)	212,750
David L. Pulatie	11/15/2011	15,000	(2)	127,650
Former Executive Vice President, Global Human	11/15/2010	11,250	(3)	95,738
Resources	11/16/2009	20,000	(5)	170,200

(1)
Value is based on Sanmina's closing stock price of $8.51 on September 28, 2012, the last trading day of fiscal 2012, as reported on the Nasdaq Global Select Stock Market.

(2)
Vesting of the awards was contingent on a performance threshold that was not met and therefore the awards were canceled on November 15, 2012.

(3)
Subject to the holder continuing to be a service provider to Sanmina, restricted stock units vest as to one-quarter of the shares subject thereto on each of the first four anniversaries of the date of grant.

(4)
Restricted stock units vested in full on the third anniversary of the date of grant.

(5)
Subject to the holder continuing to be a service provider to Sanmina, restricted stock units vest in full upon the third anniversary of the date of grant.

Option Exercises and Stock Vested in Last Fiscal Year

        The following table presents certain information regarding exercises of options and vesting of stock awards for each of our named executive officers during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Jure Sola Chairman of the Board and Chief Executive Officer	—	—	50,000	$435,000
Robert K. Eulau Executive Vice President and Chief Financial Officer	—	—	15,625	135,938
Michael R. Tyler Executive Vice President, General Counsel and Corporate Secretary	—	—	6,250	54,375
Dennis R. Young Executive Vice President, Worldwide Sales and Marketing	—	—	6,250	54,375
David L. Pulatie Former Executive Vice President, Global Human Resources	—	—	3,750	32,625

(1)
The aggregate value realized upon vesting of stock awards represents our closing stock price on the date of vesting multiplied by the number of awards vested.

Non-Qualified Deferred Compensation Plan

        Pursuant to Sanmina's non-qualified deferred compensation plan, certain highly compensated employees may defer the receipt of certain compensation, and such deferrals are not subject to income tax until the year in which they are paid. Only members of management or highly compensated employees with a projected base salary of at least $100,000 may participate in the plan, subject to the approval of our Chief Executive Officer. Sanmina does not provide matching contributions under this plan. The following table presents certain information concerning participation in our non-qualified deferred compensation plan by each of our named executive officers during fiscal 2012.

Name	Executive Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Jure Sola Chairman of the Board and Chief Executive Officer	$248,236	$183,566	—	$1,377,522
Robert K. Eulau Executive Vice President and Chief Financial Officer	—	540	$6,448	—
Michael R. Tyler Executive Vice President, General Counsel and Corporate Secretary	—	—	—	—
Dennis R. Young Executive Vice President, Worldwide Sales and Marketing	—	—	—	—
David L. Pulatie Former Executive Vice President, Global Human Resources	—	—	—	—

Employment, Termination and Change in Control Arrangements

        In order to continue to attract and retain key employees and to provide incentive for their continued service in case of an acquisition of Sanmina, the Compensation Committee approved in December 2009 a change in control plan to provide benefits to such employees in the event that their employment terminates under certain circumstances following a change in control of Sanmina. These benefits consist of (1) payment, in a lump sum, of one to two times base salary and one times target bonus for the year, (2) acceleration in full of all unvested stock options and restricted stock held by the employee and (3) payment, in a lump sum, of premiums for continued health insurance coverage for a period of 18 months. The plan does not provide benefits unless the employee is terminated without cause or resigns for good reason within a specified period of time following a change in control. In addition, covered employees must execute a general release as a condition to receiving benefits. Sanmina believes that the benefits provided by the plan are comparable to those offered by peer group companies. Below is a table showing the potential benefits payable under such plan during fiscal 2012 to the named executive officers of Sanmina who are currently serving as executive officers of Sanmina had a change in control occurred and a triggering termination occurred during the year.

Name and Position	Salary Payable (multiple of base salary payable)($)		Target Bonus Payable($)	Value of Accelerated Stock Options and Restricted Stock(1)(2)($)	Estimated Value of Continued Health Insurance Coverage($)	Total($)
Jure Sola. Chief Executive Officer and Chairman	$1,611,400(2X	)	$1,208,550	$2,553,000	$18,698	$5,391,648
Robert K. Eulau. Executive Vice President and Chief Financial Officer	960,000 (2X	)	480,000	1,420,106	31,546	2,891,652
Michael R. Tyler. Executive Vice President, General Counsel and Corporate Secretary	585,000 (1.5X	)	292,500	549,515	30,605	1,457,620
Dennis R. Young. Executive Vice President, Worldwide Sales and Marketing	525,000 (1.5X	)	262,500	549,006	18,055	1,354,561

(1)
Based on unvested equity awards outstanding as of the end of fiscal 2012 and on a closing stock price of $ 8.51 per share on September 29, 2012.

(2)
Vesting of certain restricted stock units was contingent on a performance threshold that was not met and therefore the awards were canceled on November 15, 2012. The value of these awards reflected in the table above is $1,276,500 for Sola; $595,700 for Eulau; $170,200 for Tyler; and $170,200 for Young.

        For purposes of the change of control plan, the following definitions apply. Change of control means a person becoming the owner of 50% or more of Sanmina's common stock, a merger of Sanmina by which stockholders before the transaction cease to own at least 50% of the voting power of Sanmina after the transaction, the sale of substantially all of the assets of Sanmina, approval of a plan of liquidation, or the failure of a majority of the Board of Directors in office at the time the plan became effective to continue to remain in office, unless such new members were nominated by a majority of the members of such Board in office at the time the plan became effective. Cause means the willful failure of the executive to perform the executive's duties, the willful engaging in conduct prohibited by Sanmina's Code of Conduct or the executive's commission of a felony or act of moral turpitude, fraud or embezzlement. Good reason means the material diminution of the executive's total annual compensation, authority, duties or responsibilities after a change of control compared to compensation, authorities duties or responsibilities before the change of control (provided that less than a 20% reduction of annual compensation shall not constitute a material diminution of annual compensation), a relocation of the executive to a place of business more than 75 miles from the place of business predominantly used by executive before the change of control, or a material breach by Sanmina of executive's employment agreement with Sanmina, if any.

        In addition to the benefits described above, pursuant to an employment agreement with Michael R. Tyler, our Executive Vice President, General Counsel and Corporate Secretary, dated February 23, 2007, as amended, Mr. Tyler shall continue to receive his salary for a period of 12 months following any termination of his employment without cause or voluntary termination for good reason. Sanmina does not have employment agreements with any of its other named executive officers, including its Chief Executive Officer.

Realized Compensation

        The calculation of total compensation, as shown in the 2012 Summary Compensation Table set forth on page 39, includes several items that are driven by accounting assumptions and which are not necessarily reflective of the compensation actually realized by the named executive officers in a particular year. To supplement the SEC-required disclosure, we have included the table below, which shows the compensation actually realized by each named executive officer, as reported on the named executive officer's W-2 form for each of the calendar years shown.

Realized Compensation Table

Name and Principal Position	Year	Realized Compensation ($)
Jure Sola, Chairman of the Board and Chief Executive Officer	2012	$1,805,240
	2011	2,126,685
	2010	2,244,519
Robert K. Eulau, Executive Vice President and Chief Financial Officer	2012	1,228,649
	2011	915,938
	2010	925,200
Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary	2012	797,442
	2011	729,958
	2010	1,148,225
Dennis R. Young, Executive Vice President, Worldwide Sales and Marketing	2012	744,352
	2011	581,035
	2010	721,395
Dave Pulatie, Former Executive Vice President, Global Human Resources	2012	790,716
	2011	741,044

        The amounts reported in the table above reflect gross income for the calendar years shown as reported on the named executive officers' W-2 forms. These amounts differ, in most cases substantially, from the amounts reported as total compensation in the 2012 Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the 2012 Summary Compensation Table. Generally speaking, realized compensation excludes (1) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns) and (2) the year-over-year change in pension value and nonqualified deferred compensation earnings (as reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column), but does include the value realized from the vesting of restricted stock units before payment of any applicable withholding taxes, if applicable. In addition, realized compensation reflects any bonus or restricted stock units actually paid or vested in the year shown, whereas total compensation under SEC rules reflects any bonus earned or restricted stock units vested for the fiscal year shown.

COMPENSATION OF DIRECTORS

        The following table presents the compensation earned by our non-employee directors during fiscal 2012. As an employee-director, Jure Sola did not receive additional compensation for his service as a director.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Neil R. Bonke	$—	$220,008	$50,002	$—	$270,010
John P. Goldsberry	—	246,677	50,002	—	296,679
Joseph G. Licata, Jr.	90,000	100,005	50,002	—	240,007
Jean Manas	—	206,668	50,002	—	256,670
Mario M. Rosati	80,000	100,005	50,002	—	230,007
A. Eugene Sapp, Jr.	—	253,336	50,002	—	303,338
Wayne Shortridge	115,000	140,002	50,002	4,846	309,850
Jackie M. Ward	—	220,008	50,002	24,376	294,386

(1)
Reflects the grant date fair value of each equity award computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in the notes to Sanmina's consolidated financial statements, which are included in Sanmina's Annual Report on Form 10-K for fiscal 2012, filed with the SEC. These amounts do not purport to reflect the value that will be realized upon sale of the underlying securities.

(2)
Includes the grant date fair value of additional restricted stock units granted in lieu of cash retainer awards, when applicable. See "Director Compensation Arrangements," below.

(3)
As of the end of fiscal 2012, the following directors had outstanding restricted stock awards as follows: Mr. Bonke—14,681; Mr. Goldsberry—16,984; Mr. Licata—4,318; Mr. Manas—13,529; Mr. Rosati—4,318; Mr. Sapp—17,559; Mr. Shortridge—7,772; and Ms. Ward—14,681. As of the end of fiscal 2012, the following directors had outstanding stock options as follows: Mr. Bonke—29,360; Mr. Goldsberry—16,270; Mr. Licata—17,135; Mr. Manas—21,825; Mr. Rosati—31,270; Mr. Sapp—224,369; Mr. Shortridge—31,270; and Ms. Ward—29,256.

Director Compensation Arrangements

        The Nominating and Governance Committee of the Board sets non-employee director pay levels. The Nominating and Governance Committee believes Sanmina's director compensation practices are reasonable in light of benchmarking data reviewed by the Nominating and Governance Committee.

        Cash Compensation.    During fiscal 2012, non-employee directors were eligible to receive an annual cash retainer of $80,000. Each such director who was a member of the Compensation or Nominating and Governance Committees of the Board also earned an annual cash retainer of $10,000 and the chairperson of such committee earned an additional annual cash retainer of $10,000. In the case of the Audit Committee, these amounts are increased to $15,000 for committee members and an additional $15,000 for the chairperson. Finally, our lead independent director earned an additional cash retainer of $30,000 for his duties as such.

        Directors could elect to receive all or part of their retainers in the form of restricted stock units, in which case the dollar value of the restricted stock issued was increased by one-third, reflecting the risks inherent in stock ownership. Such restricted stock units vest in full on the day preceding the following Annual Meeting of Stockholders Alternatively, non-employee directors could elect to defer all or part of their retainer payable during fiscal 2012 pursuant to the Sanmina Deferred Compensation Plan for Outside Directors. Fees so deferred were converted into share units, with each unit representing one share of common stock of Sanmina. Share units are payable to directors upon termination of their service to Sanmina.

        Equity Compensation.    During fiscal 2012, non-employee directors received an aggregate of $150,000 in value of stock options and restricted stock. A total of $50,000 of this amount was paid in the form of stock options vesting as to 25% of the shares subject thereto on each of the first quarterly anniversaries of the grant date. The remaining $100,000 of equity was delivered in the form of restricted stock units vesting over the same term.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2012, as to: (i) each person (or group of affiliated persons) who is known to us to beneficially own more than five percent of the outstanding shares of our common stock; (ii) each of our named executive officers; (iii) each director and nominee for director; and (iv) all directors and current executive officers as a group.

        The information provided in this table is based on Sanmina's records, information filed with the SEC and information provided to Sanmina, except where otherwise noted. Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person's spouse. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Sanmina Corporation, , 30 E. Plumeria Drive, San Jose, California 95134.

Name	Shares Beneficially Owned	Approximate Percentage Owned(19)
Invesco Ltd.(1) 1555 Peachtree Street NE Atlanta, GA 30309	8,357,408	10.12%
Donald Smith & Co., Inc.(2) 152 West 57th Street New York, NY 10019	8,126,424	9.84%
Columbia Wanger Asset Management, LP(3) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	7,270,000	8.8%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	4,281,482	5.18%
Jure Sola(5)	1,994,658	2.38%
Robert K. Eulau(6)	278,383	*	%
Dennis R. Young(7)	232,043	*	%
Michael R. Tyler(8)	121,221	*	%
David L. Pulatie(9)	61,216	*	%
Neil R. Bonke(10)	72,962	*	%
John P. Goldsberry(11)	46,637	*	%
Joseph G. Licata, Jr.(12)	95,331	*	%
Jean Manas(13)	165,417	*	%
Mario M. Rosati(14)	58,993	*	%
A. Eugene Sapp, Jr.(15)	396,838	*	%
Wayne Shortridge(16)	82,368	*	%
Jackie M. Ward(17)	183,473	*	%
All directors and current executive officers as a group (13 persons)(18)	3,789,540	4.47%

*
Less than 1%.

(1)
This information is based solely on a Schedule 13G/A filed with the SEC on September 10, 2012 by Invesco Ltd. on behalf of Invesco Advisers, Inc., Invesco PowerShares Capital Management, Invesco PowerShares Capital Management Ireland Ltd. and Invesco National Trust Company. Invesco Advisers, Inc. has sole voting power with respect to 7,960,604 of the shares and sole dispositive power with respect to 8,227,478 of the shares. Invesco PowerShares Capital Management has sole voting power and sole dispositive power with respect to 68,818 of the shares. Invesco PowerShares Capital Management Ireland Ltd. has sole voting power and sole dispositive power with respect to 2,012 of the shares. Invesco National Trust Company has sole dispositive power with respect to 9,200 of the shares.

(2)
This information is based solely on a Schedule 13G filed with the SEC on February 13, 2012 by Donald Smith & Co., Inc. on behalf of Donald Smith & Co., Inc., Donald Smith Long/Short Equities Fund, L.P., Richard L. Greenberg, Kamal Shah, Jon Hartsel, Velin Mezinev, Rolf Heitmeyer and John Piermont. Donald Smith & Co., Inc. has sole voting power with respect to 6,215,229 of the shares. Donald Smith Long/Short Equities Fund, L.P. has sole voting power with respect to 61,333 of the shares. Richard L. Greenberg has sole voting power with respect to 19,055 of the shares. Kamel Shah has sole voting power with respect to 4,732 of the shares. Jon Hartsel has sole voting power with respect to 3,000 of the shares. Velin Mezinev has sole voting power with respect to 400 of the shares. Rolf Heitmeyer has sole voting power with respect to 1,000 of the shares and John Piermont has sole voting power with respect to 740 of the shares.

(3)
This information is based solely on a Schedule 13G/A filed with the SEC on September 6, 2012 by Columbia Wanger Asset Management, L.P. ("Columbia"). Columbia is the beneficial owner of all of the shares reported and has sole voting power with respect to 7,195,000 of the shares and sole dispositive power with respect to all of the shares. Columbia is filing as an investment adviser to various investors.

(4)
This information is based solely on a Schedule 13G filed with the SEC on February 9, 2012 by BlackRock, Inc. ("BlackRock"). BlackRock is the beneficial owner of all of the shares reported and has sole voting power and sole dispositive power with respect to all of the shares.

(5)
Includes 1,275,000 shares subject to stock options Mr. Sola has the right to exercise within 60 days after December 31, 2012. Also includes 476,586 held by Sola Family Trust and 243,072 held by Sola 2012 Heritage Trust.

(6)
Includes 202,864 shares subject to stock options Mr. Eulau has the right to exercise within 60 days after December 31, 2012.

(7)
Includes 161,355 shares subject to stock options Mr. Young has the right to exercise within 60 days after December 31, 2012. Also includes 24,443 held by Dennis R. Young and Rita Young.

(8)
Includes 86,921 shares subject to stock options Mr.Tyler has the right to exercise within 60 days after December 31, 2012.

(9)
Includes 26,216 shares subject to stock options Mr. Pulatie has the right to exercise within 60 days after December 31, 2012

(10)
Includes 26,324 shares subject to stock options Mr. Bonke has the right to exercise within 60 days after December 31, 2012. Also includes 40,161 held by Neil & Karen Bonke Living Trust.

(11)
Includes 14,658 shares subject to stock options Mr. Goldsberry has the right to exercise within 60 days after December 31, 2012

(12)
Includes 15,523 shares subject to stock options Mr. Licata has the right to exercise within 60 days after December 31, 2012

(13)
Includes 20,213 shares subject to stock options Mr. Manas has the right to exercise within 60 days after December 31, 2012. Also includes 100,000 held by Jean Manas and Rebecca G. Haile Tenants in Common.

(14)
Includes 26,324 shares subject to stock options Mr. Rosati has the right to exercise within 60 days after December 31, 2012. Also includes 1,500 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee.

(15)
Includes 222,757 shares subject to stock options Mr. Sapp has the right to exercise within 60 days after December 31, 2012. Also includes 60,848 shares held jointly by A. Eugene Sapp, Jr. and Patricia V. Sapp.

(16)
Includes 26,324 shares subject to stock options Mr. Shortridge has the right to exercise within 60 days after December 31, 2012. Also includes 2,648 shares held in the Sanmina Deferred Compensation Plan for Outside Directors. Mr. Shortridge maintains margin securities accounts at brokerage firms and the positions held in such margin accounts, which may from time to time include shares of Common Stock of Sanmina, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At December 31, 2012, Mr. Shortridge held 34,880 shares of Common Stock in such accounts.

(17)
Includes 26,324 shares subject to stock options Ms. Ward has the right to exercise within 60 days after December 31, 2012. Also includes 5,608 shares held by Arthur Lee Davis and 13,320 shares held in the Sanmina Deferred Compensation Plan for Outside Directors.

(18)
Includes an aggregate of 2,130,803 shares subject to stock options individuals have the right to exercise within 60 days after December 31, 2012.

(19)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to the securities. Common shares subject to conversion or issuable upon exercise of options currently exercisable or exercisable within 60 days after December 31, 2012 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to its written charter, the Audit Committee reviews all related-party transactions required to be disclosed pursuant to the rules and regulations of the SEC and the Nasdaq Global Select Market, namely transactions between Sanmina and its executive officers, directors or beneficial owners of five percent or greater of our securities and valued at more than $120,000. The Audit Committee receives regular updates from management concerning actual or potential related party transactions. We also solicit written confirmation of any related party transactions from our executive officers and directors on an annual basis. The following is a list of related party transactions meeting the definition above that existed during fiscal 2012.

        Retention of Wilson Sonsini Goodrich & Rosati.    During fiscal 2012, Mario M. Rosati, a member of our Board, was a partner at the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). We retained WSGR as our legal counsel for various matters during the fiscal year. The legal fees paid to WSGR during fiscal 2012 were approximately $219,545.

        Employment of Relatives of Chief Executive Officer.    Zeljko Sola, the brother of Jure Sola, our Chairman of the Board and Chief Executive Officer, is a business unit director at Sanmina, and was paid compensation of approximately $278,035 in fiscal 2012. Martina Sola, Jure Sola's daughter, is a business development manager at Sanmina, and was paid compensation of approximately $169,032 in fiscal 2012. Each employee's compensation was comparable to other Sanmina employees at similar levels.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of the Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we filed on behalf of our directors and executive officers for their fiscal 2012 transactions in our common stock and (ii) the written representations received from such persons that all of their transactions during the fiscal year were reported, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers. We are not aware of any failure to file required Section 16(a) forms by any of the persons who may beneficially own more than 10% of our common stock.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has reviewed the audited financial statements for fiscal 2012 and has met and held discussions with management regarding the audited financial statements and internal controls over financial reporting. Management is responsible for the internal controls and the financial reporting process. Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

        KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. KPMG is also responsible for performing an audit of the effectiveness of Sanmina's internal control over financial reporting as of September 29, 2012, in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee has discussed with KPMG the overall scope of such audits and has met with KPMG, with and without management present, to discuss the results of their audits.

        The Audit Committee also reviewed with KPMG its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board AU Section. Finally, the Audit Committee has also received the written disclosures and the letter from KPMG as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence, and has discussed with KPMG the independence of that firm.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements for fiscal 2012 be included in the Annual Report on Form 10-K for fiscal 2012 for filing with the SEC. In addition, the Audit Committee also approved the selection of KPMG as our independent registered public accounting firm for fiscal 2013.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SANMINA CORPORATION
John P. Goldsberry, Chairman A. Eugene Sapp, Jr. Wayne Shortridge

 OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent in accordance with their best judgment.

        WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA CORPORATION, 30 E. PLUMERIA DRIVE, SAN JOSE, CALIFORNIA 95134.

AVAILABILITY OF ADDITIONAL INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms. A copy of our Annual Report on Form 10-K for fiscal 2012 is available without charge from our website at www.Sanmina.com under the heading "Investor Relations-SEC Filings" and is also available in print to stockholders without charge and upon request, addressed to Sanmina Corporation, 30 E. Plumeria Drive, San Jose, California 95134, Attention: Corporate Secretary.

For the Board of Directors

Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary

January 25, 2013

APPENDIX A

SANMINA CORPORATION

2009 INCENTIVE PLAN

(As amended, subject to stockholder approval)

1.     Purposes of the Plan.    The purposes of this Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors, and Consultants, and

  •
  to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.     Definitions.    As used herein, the following definitions will apply:

        (a)   "Accounts Payable Days" means as to any Performance Period the ratio of 365 days to Accounts Payable Turns.

        (b)   "Accounts Payable Turns" means as to any Performance Period the ratio of four times the Company's cost of goods sold for the Performance Period to accounts payable on the last day of the Performance Period, in each case calculated in accordance with GAAP.

        (c)   "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

        (d)   "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

        (e)   "Annual Revenue" means the Company's or a business unit's net sales for the Performance Period, determined in accordance with GAAP.

        (f)    "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

        (g)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units (including Performance Units payable in cash), Performance Shares and other stock or cash awards as the Administrator may determine.

        (h)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

        (i)    "Board" means the Board of Directors of the Company.

        (j)    "Cash Collections" means the actual cash or other freely negotiable consideration, in any currency, received in satisfaction of accounts receivable created by the sale of any Company products or services.

        (k)   "Cash Cycle Days" means the ratio of 365 days to Inventory Turns, plus Days Sales Outstanding minus Accounts Payable Days.

        (l)    "Change in Control" means the occurrence of any of the following events:

            (i)  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, ("Person") acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

           (ii)  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

          (iii)  A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          (iv)  For purposes of this Section 2(l), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

        (m)  "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

        (n)   "Committee" means a committee of Directors or of one or more other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

        (o)   "Common Stock" means the common stock of the Company.

        (p)   "Company" means Sanmina Corporation, a Delaware corporation, or any successor thereto.

        (q)   "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services.

However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (r)   "Customer Satisfaction MBOs" means as to any Participant, the objective and measurable individual goals set by a "management by objectives" process and approved by the Administrator, which goals relate to the satisfaction of external or internal customer requirements.

        (s)   "Days Sales Outstanding" means as to any Performance Period the ratio of accounts receivable, net, on the last day of the Performance Period calculated in accordance with GAAP, to average daily net sales for the Performance Period.

        (t)    "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Code Section 162(m).

        (u)   "Director" means a member of the Board.

        (v)   "Disability" means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

        (w)  "Earnings Per Share" means as to any Performance Period, the Company's Net Income or a business unit's Pro Forma Net Income, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding.

        (x)   "Employee" means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

        (y)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (z)   "Fair Market Value" means, as of any date the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for such date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (iv)  Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

        (aa) "Fiscal Year" means the fiscal year of the Company.

        (bb) "Free Cash Flow" means as to any Performance Period the combination of cash provided by (used in) operations of the Company and cash provided by (used in) investing activities of the Company, in each case determined in accordance with GAAP.

        (cc) "GAAP" means United States Generally Accepted Accounting Principles.

        (dd) "Gross Margin" means as to any Performance Period Gross Profit of the Company or any business unit divided by gross revenue of the Company or such business unit, in each case determined in accordance with GAAP.

        (ee) "Gross Profit" means as to any Performance Period the difference between gross revenue of the Company or any business unit and cost of goods sold of the Company or such business unit, in each case determined in accordance with GAAP.

        (ff)  "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

        (gg) "Inventory Turns" means as to any Performance Period the ratio of four times cost of goods sold for the Performance Period to inventory on the last day of the Performance Period, in each case calculated in accordance with GAAP.

        (hh) "Net Income" means as to any Performance Period, the income after taxes of the Company determined in accordance with GAAP.

        (ii)   "New Orders" means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company's order recognition policy.

        (jj)   "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

        (kk) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (ll)   "Operating Income" means as to any Performance Period, the difference between Gross Profit and operating expenses, determined in accordance with GAAP.

        (mm)  "Option" means a stock option granted pursuant to Section 6 of the Plan.

        (nn) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

        (oo) "Participant" means the holder of an outstanding Award.

        (pp) "Performance-Based Award" means any Awards that are subject to the terms and conditions set forth in Section 13. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Code Section 162(m).

        (qq) "Performance Bonus Award" means a cash award set forth in Section 12.

        (rr)  "Performance Goals" will have the meaning set forth in Section 11 of the Plan.

        (ss)  "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

        (tt)  "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

        (uu) "Performance Unit" means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which, in the Administrator's sole discretion, may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10, in the Administrator's sole discretion.

        (vv) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

        (ww)  "Plan" means this 2009 Incentive Plan.

        (xx) "Pro Forma Net Income" means as to any business unit for any Performance Period, the Net Income of such business unit, minus allocations of designated corporate expenses.

        (yy) "Product Shipments" means as to any Performance Period, the quantitative and measurable number of units of a particular product that shipped during such Performance Period.

        (zz) "Restricted Stock" means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

        (aaa)  "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

        (bbb)  "Return on Designated Assets" means as to any Performance Period, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

        (ccc)  "Return on Equity" means, as to any Performance Period, the percentage equal to the value of the Company's or any business unit's common stock investments at the end of such Performance Period, divided by the value of such common stock investments at the start of such Performance Period, excluding any common stock investments so designated by the Administrator.

        (ddd)  "Return on Sales" means as to any Performance Period, the percentage equal to the Company's Net Income or the business unit's Pro Forma Net Income, divided by the Company's or the business unit's Annual Revenue.

        (eee)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (fff) "Section 16(b)" means Section 16(b) of the Exchange Act.

        (ggg)  "Service Provider" means an Employee, Director or Consultant.

        (hhh)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

        (iii)  "Stock Appreciation Right" means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

        (jjj)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

        (kkk)  "Successor Corporation" has the meaning given to such term in Section 17(c) of the Plan.

3.     Stock Subject to the Plan.

        (a)    Stock Subject to the Plan.    Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 16,400,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        (b)    Full Value Awards.    Any Shares subject to Awards other than Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as 1.36 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.36 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

        (c)    Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are to be settled in Shares, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If unvested Shares of Restricted Stock, or unvested Shares issued pursuant to Awards of Restricted Stock Units, Performance Shares or Performance Units are repurchased by or forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 17, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under this Section 3(b).

        (d)    Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.     Administration of the Plan.

        (a)   Procedure.

            (i)  Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

           (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more "outside directors" within the meaning of Code Section 162(m).

          (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv)  Delegation to an Officer.    The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees or Consultants of the Company or any of its Subsidiaries who are not Officers to be recipients of Options, Restricted Stock and Restricted Stock Units and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees and

  Consultants; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer. Notwithstanding anything to the contrary in this Section 4(a), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 4(b) below.

           (v)  Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

        (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

            (i)  to determine the Fair Market Value;

           (ii)  to select the Service Providers to whom Awards may be granted hereunder;

          (iii)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

          (iv)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

           (v)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

          (vi)  to modify or amend each Award (subject to Section 22(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 17), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right in exchange for cash, other awards or an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right, unless such action is approved by stockholders prior to such action being taken;

         (vii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

        (viii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

          (ix)  to make all other determinations deemed necessary or advisable for administering the Plan.

        (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility.    Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.     Stock Options.

        (a)    Limitations.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

        (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 833,333 Shares. Notwithstanding the limitation in the previous sentence, an Employee may be granted Options covering up to an additional 833,333 Shares during the fiscal year in which his or her initial service as an Employee begins.

        (c)    Term of Option.    The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

        (d)   Option Exercise Price and Consideration.

            (i)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

           (ii)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

          (iii)  Form of Consideration.    The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws, which forms of consideration shall be set forth in the Award Agreement at the time of grant.

        (e)   Exercise of Option.

          (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

  An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the

  Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan.

          (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for five (5) years following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent of all of the shares subject to the Option, including Shares that had not yet vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for five (5) years following Participant's death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (v)    Other Termination.    A Participant's Award Agreement may also provide that if the exercise of the Option following the termination of Participant's status as a Service Provider (other than upon the Participant's death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant's Award Agreement may also provide that if the exercise of the Option following the termination of the Participant's status as a Service Provider (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the

  Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of ninety (90) days after the termination of the Participant's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.     Stock Appreciation Rights.

        (a)    Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

        (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 833,333 Shares. Notwithstanding the limitation in the previous sentence, an Employee may be granted Stock Appreciation Rights covering up to an additional 833,333 Shares during the fiscal year in which his or her initial service as an Employee begins.

        (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

        (d)    Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (e)    Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

        (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

           (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

  At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        (g)    Dividends and Other Distributions.    Service Providers holding unvested Stock Appreciation Rights shall not be entitled to receive dividends or other distributions in respect of such Awards until the time specified for payout of the Stock Appreciation Rights in the Award Agreement.

8.     Restricted Stock.

        (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

        (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), during any Fiscal Year no Participant will receive more than an aggregate of 333,333 Shares of Restricted Stock. Notwithstanding the foregoing limitation, for restricted stock intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), an Employee may be granted up to 333,333 additional Shares of Restricted Stock during the fiscal year in which his or her initial service as an Employee begins. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

        (c)    Transferability.    Except as provided in this Section 16, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

        (d)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate and contained in the Award Agreement on the date of grant, including granting an Award of Restricted Stock subject to the requirements of Section 13.

        (e)    Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

        (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

        (g)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        (i)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Code Section 162(m), the Compensation Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Compensation Committee on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Compensation Committee will follow the provisions of Section 13 any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9.     Restricted Stock Units.

        (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of

Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 333,333 Restricted Stock Units. Notwithstanding the foregoing limitation, for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), an Employee may be granted up to 333,333 additional Restricted Stock Units during the fiscal year in which his or her initial service as an Employee begins.

        (b)    Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant, including granting an Award of Restricted Stock Units subject to the requirements of Section 13. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

        (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

        (e)    Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        (f)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Code Section 162(m), the Compensation Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Compensation Committee on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Compensation Committee will follow the provisions of Section 13 any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

10.   Performance Units and Performance Shares.

        (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), (i) no Participant will receive Performance Units having an initial value greater than $5,000,000, and (ii) no Participant will receive more than 333,333 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), in connection with his or her initial service, a Service Provider may be granted up to an additional 333,333 Performance Shares and additional Performance Units having an initial value up to $5,000,000.

        (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

        (c)    Performance Objectives and Other Terms.    The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant, including granting an Award of Performance Units and Performance Shares subject to the requirements of Section 13. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, Performance Goals, any other vesting provisions and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

        (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period and achievement of the performance criteria and other vesting provisions. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

        (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan to the extent such Performance Units/Shares were payable in Shares.

        (g)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Code Section 162(m), the Compensation Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Compensation Committee on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Compensation Committee will follow the provisions of Section 13 any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

11.     Performance Goals.    The granting and/or vesting of Awards of Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (including Performance Units payable in cash) and other incentives under the Plan may be made subject to the attainment of performance goals ("Performance Goals") relating to one or more of the following measures: (a) Accounts Payable Days, (b) Accounts Payable Turns, (c) Annual Revenue, (d) Cash Collections, (e) Cash Cycle Days, (f) Customer Satisfaction MBOs, (g) Days Sales Outstanding, (h) Earnings Per Share, (i) Free Cash flow, (j) Gross Margin, (k) Gross Profit, (l) Inventory Turns, (m) Net Income, (n) New Orders, (o) Operating Income, (p) Pro Forma Net Income, (q) Return on Designated Assets, (r) Return on Equity, (s) Return on Sales, and (t) Product Shipments. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. The Compensation Committee may provide that partial achievement of the Performance Goals may result in the payment or vesting corresponding to a partial (but not necessarily proportional) portion of the Award. Prior to the Determination Date, the Compensation Committee is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and integration charges (including employee severance and benefits costs and charges related to excess facilities and assets); (ii) to exclude impairment charges for goodwill and intangible assets and amortization expense; (iii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iv) to exclude the effects of changes to GAAP required by the Financial Accounting Standards Board; (v) to exclude the effects of any statutory adjustments to corporate tax rates; (vi) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vii) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368); and (xii) to reflect any partial or complete corporate liquidation. The Compensation Committee also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

12.     Performance Bonus Awards.    Any Service Provider selected by the Compensation Committee may be granted one or more Performance-Based Awards in the form of a cash bonus payable upon the attainment of Performance Goals that are established by the Compensation Committee for a Performance Period prior to the Determination Date. Performance-Based Awards in the form of cash bonuses may not exceed more than $5,000,000 in any Fiscal Year. Performance Bonus Awards established for any Participant who would be considered a "covered employee" within the meaning of Code Section 162(m) (hereinafter a "Covered Employee") will be based upon Performance Goals established in accordance with Section 13. The provisions contained in this Plan permitting the Company to grant Performance-Based Awards in the form of cash bonuses shall not be the exclusive means for the payment of bonuses or other incentive compensation to Participants, including Covered Employees.

13.   Terms and Conditions of Any Performance-Based Award.

        (a)    Purpose.    The purpose of this Section 13 is to provide the Compensation Committee of the Board (the "Compensation Committee") the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Code Section 162(m). If the Compensation Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Compensation Committee may in its discretion grant Awards that are not intended to qualify as "performance-based compensation" under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

        (b)    Applicability.    This Section 13 will apply to those Covered Employees who are selected by the Compensation Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Code Section 162(m) will not in any manner entitle the Covered

Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Code Section 162(m) for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

        (c)    Procedures with Respect to Performance Based Awards.    To the extent necessary to comply with the performance-based compensation requirements of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Compensation Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Compensation Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Compensation Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        (d)    Payment of Performance Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

        (e)    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Code Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14.     Compliance With Code Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

15.     Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise or as provided by written Company policies, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence or as provided by written Company policies. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

16.     Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. With the approval of the Administrator, a Participant may, in a manner specified by the Administrator, (a) transfer an Award to a Participant's spouse or former spouse pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant's immediate family control the management of the foundation's assets. For purposes of this Section 13, "immediate family" will mean the Participant's spouse, former spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the Participant's household (other than as a tenant or employee).

17.   Adjustments; Dissolution or Liquidation; Merger or Change in Control.

        (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

        (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

        (c)    Change in Control.    In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if the Successor Corporation does not assume or substitute an Option or Stock Appreciation Right in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

        Notwithstanding anything in this Section 17(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

18.   Tax Withholding

        (a)    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise thereof).

        (b)    Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

19.     No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20.     Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21.     Term of Plan.    The Plan will become effective upon its approval by the stockholders and no Awards may be made under the Plan until such approval is obtained. The Plan shall continue in effect for a term of ten (10) years after the date it becomes effective, unless terminated earlier under Section 22 of the Plan.

22.   Amendment and Termination of the Plan.

        (a)    Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

        (b)    Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.   Conditions Upon Issuance of Shares.

        (a)    Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24.     Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.   Stockholder Approval.

        (a)    General.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

        (b)    Section 162(m).    Subject to Section 22 (regarding the Administrator's right to amend or terminate the Plan), the provisions of Section 13 relating to Awards intended to qualify as "performance based compensation" under Code Section 162(m) shall remain in effect thereafter through the Company's 2013 Annual Meeting.

SANMINA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 11, 2013

The stockholder(s) hereby appoint(s) Jure Sola and Michael R. Tyler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sanmina Corporation that the stockholder is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Pacific Standard Time on March 11, 2013 at the corporate offices of Sanmina Corporation (30 E. Plumeria Drive, San Jose, CA 95134)  and any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF SANMINA CORPORATION FOR ITS FISCAL YEAR ENDING SEPTEMBER 28, 2013, FOR THE RESERVATION OF 1,700,000 SHARES FOR ISSUANCE UNDER THE 2009 INCENTIVE PLAN, FOR THE APPROVAL OF THE COMPENSATION OF SANMINA CORPORATION’S NAMED EXECUTIVE OFFICERS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SANMINA CORPORATION

INVESTOR RELATIONS

30 E. PLUMERIA DRIVE

SAN JOSE, CALIFORNIA 95134

VOTE BY INTERNET—www.proxvvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANMINA CORPORATION

The Board of Directors recommends a vote FOR the following proposal(s).

1.	Election of directors:	For	Against	Abstain

	1a. Neil R. Bonke	☐	☐	☐

	1b. John P. Goldsberry	☐	☐	☐

	1c. Joseph G. Licata, Jr.	☐	☐	☐

	1d. Jean Manas	☐	☐	☐

	1e. Mario M. Rosati	☐	☐	☐

	1f. Wayne Shortridge	☐	☐	☐

	1g. Jure Sola	☐	☐	☐

	1h. Jackie M. Ward	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals.		For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accountants of Sanmina Corporation for its fiscal year ending September 28, 2013:	☐	☐	☐

3.	Proposal to approve the reservation of 1,700,000 shares of common stock	☐	☐	☐

for issuance under the 2009 Incentive Plan:

4.

Proposal to approve, on an advisory (non-binding) basis, the compensation of Sanmina Corporation’s named executive officers, as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.

		☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date